UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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INTL FCStone Inc.
(Name of Registrant as Specified in Its Charter)
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INTL FCSTONE INC.

708 Third Avenue
Suite 1500
New York, New York 10017

January 13, 2017
Dear Shareholders:
You are cordially invited to attend the annual meeting of shareholders of INTL FCStone Inc. to be held at the Grand Bohemian Hotel at 325 S. Orange Avenue, Orlando, Florida on Thursday, February 23, 2017 at 10:00 a.m. (Eastern Standard Time). At the meeting, shareholders will be asked to vote on the election of nine Directors; the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the Company's 2017 fiscal year; the approval of the proposed 2017 Restricted Stock Plan; an advisory vote on executive compensation; an advisory vote on the frequency of the advisory vote on executive compensation, and to transact such other business as may properly come before the meeting.
Again this year we are using the "Notice and Access" method of providing proxy materials to you via the Internet. This process provides you with a convenient and quick way to access your proxy materials and vote your shares, while also conserving resources and reducing the costs of printing and mailing the proxy materials. On or about January 13, 2017, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2016 Annual Report online and how to vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2016 Annual Report.
The Notice of Annual Meeting of Shareholders and the Proxy Statement that accompany this letter provide detailed information concerning the matters to be considered at the meeting.
Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting. Thank you for your continued support of INTL FCStone Inc.
Sincerely,
John Radziwill
Chairman

Notice of Annual Meeting of Shareholders
Thursday, February 23, 2017
10:00 a.m. Eastern Standard Time
Grand Bohemian Hotel, 325 S. Orange Avenue, Orlando, Florida
TO THE SHAREHOLDERS OF INTL FCSTONE INC.
The annual meeting of the shareholders of INTL FCStone Inc., a Delaware corporation (the "Company" or “INTL FCStone”), will be held on Thursday, February 23, 2017, at 10:00 a.m. Eastern Standard Time at the Grand Bohemian Hotel at 325 S. Orange Avenue, Orlando, Florida, for the following purposes:

1.	To elect nine Directors;

2.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2017 fiscal year;

3.	To approve the proposed INTL FCStone Inc. 2017 Restricted Stock Plan;

4.	To consider an advisory vote on executive compensation;

5.	To consider an advisory vote on the frequency of the advisory vote on executive compensation; and

6.	To transact such other business as may properly come before the meeting.
The Board of Directors has fixed the close of business on January 3, 2017 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.
Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, beginning on or about January 13, 2017, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the record date. As of the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the Proxy Materials on a website referenced in the Notice of Internet Availability of Proxy Materials.
The Notice of Internet Availability of Proxy Materials also contains a toll-free telephone number, an e-mail address, and a website where shareholders can request a paper or e-mail copy of the Proxy Statement, our 2016 Annual Report, and a form of proxy relating to the Annual Meeting. These materials are available free of charge. The Notice also contains information on how to access and vote the form of proxy.
Even if you plan to attend the annual meeting in person, we request that you vote by one of the methods described in the proxy notification and thus ensure that your shares will be represented at the annual meeting if you are unable to attend.
If you fail to vote, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person.
January 13, 2017
New York, New York
By order of the Board of Directors,
SEAN M. O'CONNOR
Chief Executive Officer and President

INTL FCSTONE INC.
PROXY STATEMENT
2017 Annual Meeting of Shareholders
GENERAL
The proxy is solicited on behalf of the Board of Directors of INTL FCStone Inc., a Delaware corporation (the "Company"), for use at the annual meeting of shareholders to be held on Thursday, February 23, 2017, at 10:00 a.m. (Eastern Standard Time), or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at the Grand Bohemian Hotel at 325 S. Orange Avenue, Orlando, Florida. The Company intends to mail its Notice of Internet Availability of Proxy Materials and provide access to a website as referenced within its Notice of Internet Availability on or about January 13, 2017 to all shareholders entitled to vote at the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
When and where will the annual meeting take place?
The annual meeting will be held on February 23, 2017 at 10:00 a.m. (Eastern Standard Time), at the Grand Bohemian Hotel at 325 S. Orange Avenue, Orlando, Florida.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?
The "Notice and Access" rules of the Securities and Exchange Commission (the "SEC") permit us to furnish proxy materials, including this proxy statement and our Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will receive a Notice of Internet Availability of Proxy Materials (the "Notice") and will not receive printed copies of the proxy materials unless they request them. The Notice will be mailed beginning on or about January 13, 2017. The Notice includes instructions on how you may access and review all of our proxy materials via the Internet. The Notice also includes instructions on how you may vote your shares. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the notice for requesting such materials. Any request to receive proxy materials by mail or e-mail will remain in effect until you revoke it.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet or how to request a paper proxy card.
Why did I receive this proxy statement?
You received this proxy statement because you held shares of the Company's common stock on January 3, 2017 (the "Record Date") and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.
What am I voting on?
You are being asked to vote on five items:

1.	The election of nine Directors (see page 8);

2.	The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2017 fiscal year (see page 25);

3.	The approval of the proposed INTL FCStone Inc. 2017 Restricted Stock Plan (see page 27);

4.	An advisory vote on executive compensation (see page 29); and

5.	An advisory vote on the frequency of the advisory vote on executive compensation (see page 30).
How do I vote?
Shareholders of Record
If you are a shareholder of record, there are four ways to vote:

•	By toll free telephone at 1-800-652-8683.

•	By internet at www.envisionreports.com/INTL

•	If you request printed copies of the proxy materials, you may vote by proxy by completing and returning your proxy card in the postage-paid envelope provided by the Company; or

•	By voting in person at the meeting.
Street Name Holders
Shares which are held in a brokerage account in the name of the broker are said to be held in "street name."
If your shares are held in street name, you should follow the voting instructions provided by your broker. If you requested printed copies of the proxy materials, you may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or Internet. Check your notice from your broker for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.
Regardless of how your shares are registered, if you request printed copies of the proxy materials, complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.
What is the deadline for voting via Internet or telephone?
Internet and telephone voting is available through 11:59 p.m. (Eastern Standard Time) on Wednesday, February 22, 2017 (the day before the annual meeting).
What are the voting recommendations of the Board of Directors?
The Board of Directors recommends that you vote in the following manner:

1.	FOR each of the persons nominated by the Board of Directors to serve as Directors;

2.	FOR the ratification of the appointment of KPMG LLP as independent registered public accounting firm for the 2017 fiscal year;

3.	FOR the approval of the proposed INTL FCStone Inc. 2017 Restricted Stock Plan;

4.
FOR the approval of the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement; and

5.	FOR the approval of a frequency of every THREE YEARS for future non-binding shareholder advisory votes on executive compensation.
Unless you give contrary instructions in your proxy, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.
Will any other matters be voted on?
We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your proxy would authorize the Chairman and the Chief Executive Officer of the Company to vote on such matters in their discretion.
Who is entitled to vote at the meeting?
Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponement or adjournment of the meeting.
How many votes do I have?
You will have one vote for each share of the Company's common stock that you owned on the Record Date.

How many votes can be cast by all shareholders?
The Company had 18,617,865 outstanding shares of common stock on the Record Date. Each of these shares is entitled to one vote. There is no cumulative voting.
How many votes must be present to hold the meeting?
The holders of a majority of the Company's common stock outstanding on the Record Date must be present at the meeting in person or by proxy to fulfill the quorum requirement necessary to hold the meeting. This means at least 9,308,933 shares must be present in person or by proxy.
If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.
We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.
What vote is required to approve each proposal?
For the election of Directors (Proposal No. 1), the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for the purposes of determining whether there is a quorum.
For the ratification of the appointment of KPMG LLP (Proposal No. 2), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.
For the approval of the proposed INTL FCStone Inc. 2017 Restricted Stock Plan (Proposal No. 3), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will not be voted with respect to the amendment, although it will be counted for the purposes of determining whether there is a quorum.
For the advisory vote on executive compensation (Proposal No. 4), the resolution will be approved if a majority of the shares represented in person or by proxy and entitled to vote at the meeting are cast in favor of the compensation. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
For the advisory vote on the frequency of the advisory votes on executive compensation (Proposal No. 5), the frequency will be determined by a plurality of the votes cast. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.
Can I change my vote?
Yes. If you are stockholder of record, you may change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card, by telephone or via the Internet. Third, you can attend the meeting, and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.
Who may attend the annual meeting?
Any person who was a shareholder of the Company on January 3, 2017 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.
What happens if I sign and return the proxy card but do not indicate how to vote on an issue?
If you return a signed proxy card without indicating your vote, your shares will be voted as follows:

•	FOR each of the nominees for Director named in this proxy statement;

•	FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the 2017 fiscal year;

•
FOR the approval of the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement; and

•	FOR the approval of a frequency of every THREE YEARS for future non-binding shareholder advisory votes on executive compensation.
Who can help answer my questions?
If you are an INTL FCStone Inc. shareholder, and would like additional copies, without charge, of this proxy statement or if you have questions about the annual meeting, including the procedures for voting your shares, you should contact:
David A. Bolte
Corporate Secretary
1251 NW Briarcliff Parkway, Suite 800
Kansas City, Missouri 64116
(515) 223-3797

PROPOSAL 1 - ELECTION OF DIRECTORS
The restated certificate of incorporation of the Company provides that the Company will have a Board of Directors consisting of nine members commencing at the 2013 annual meeting of shareholders, and further provides that the number of Directors may thereafter be increased or decreased by resolution of the Board of Directors.
The Nominating & Governance Committee of the Company has nominated and the Board of Directors has approved the nominations of nine persons to serve as Directors until the 2018 annual meeting, or until each Director's successor is elected and qualified, or until the death or resignation of a Director. Each of the nominees has agreed to serve if elected.
The nominees are as follows:

Name of Nominee	Age	Director Since

Paul G. Anderson	64	2009
Scott J. Branch	54	2002
John Fowler	67	2005
Edward J. Grzybowski	63	2014
Daryl K. Henze	74	2009
Bruce W. Krehbiel	63	2009
Sean M. O'Connor	54	2002
Eric Parthemore	67	2009
John Radziwill	69	2002
The background of each nominee for Director is as follows:
Paul G. Anderson was elected as a Director of the Company on October 1, 2009, following the merger with FCStone Group, Inc. ("FCStone"), and was appointed President of the Company on October 5, 2009. Mr. Anderson retired as President of the Company on October 1, 2012 and served as a consultant to the Company during fiscal year 2013. Mr. Anderson had been employed by FCStone since 1987 and had served as its President and Chief Executive Officer since 1999. He also served as a Director of FCStone from 2006 until the merger with the Company. Mr. Anderson is the past President of the Kansas Cooperative Council and past founding Chairman of the Arthur Capper Cooperative Center at Kansas State University. Mr. Anderson is a past member of the National Council of Farmer Cooperatives, the National Feed and Grain Association and several other state associations. He was inducted into the Kansas Cooperative Hall of Fame in 2012.
The Board believes that Mr. Anderson's strong leadership skills and knowledge of the Company, in particular with respect to the products and services provided by the various FCStone segments, is valuable to the Board. In addition to his other skills and qualifications, Mr. Anderson's former position as President serves as a valuable link between the management, operations and vision of the Company and the Board of Directors, allowing the Board to perform its oversight role with the benefit of management's perspective on business and strategy, along with an unequaled knowledge of the core risk management services provided to a significant portion of the Company's customer base.
Scott J. Branch was elected to the Board of Directors of the Company in December 2002. Mr. Branch was appointed the President of the Company in May 2013 and served in that capacity until his retirement as President on October 1, 2015. Prior to May 2013 he served as Chief Operating Officer of the Company following the merger with FCStone in October 2009. He also served as President of the Company from 2002 until October 2009. Mr. Branch was General Manager of Standard Bank London, Ltd. from 1995 until 2002. During this period, he also served in other capacities for Standard Bank, including management of its banking and securities activities in the Eastern Mediterranean Region and management of its forfaiting and syndications group.
The Board believes that Mr. Branch's strong leadership skills, extensive financial experience, and knowledge of the Company, its products and services is valuable to the Board. In 2002, Mr. Branch made a significant equity investment in the Company and since that time has been instrumental in guiding the Company's successful strategy and growth. In addition to his other skills and qualifications, Mr. Branch's recent service as President provides a valuable link between the management and operations of the Company and the Board of Directors, allowing the Board to perform its oversight role with the benefit of management's perspective on business and strategy.
John M. Fowler was elected as a Director of the Company in 2005. Mr. Fowler, an attorney by training, has since 1998 been a private investor, financial consultant and adviser. From 1996 to 1998, Mr. Fowler was the Chief Financial Officer, Executive Vice President and Director of Moneygram Payment Systems, Inc. He also served as Chief Administrative Officer and Executive Vice President of then Travelers Group, Inc. (now Citigroup, Inc.) from 1986 to 1994. Mr. Fowler has served as General Counsel of the U.S. Department of Transportation, as a Director of Amtrak, as Chairman and Chief Executive Officer of Gulf Insurance Co., as a Director of Transatlantic Re (a reinsurance company), and as a Director of and Chairman of the Compensation Committee of Air Express International.
Mr. Fowler brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of finance, accounting, legal and executive compensation. His previous positions also afford him a wealth of experience in the operation and management of a public company in the financial services sector, as well as substantial experience in regulatory affairs and governmental relations.
Edward J. Grzybowski was elected as a Director of the Company on August 8, 2014. Mr. Grzybowski served as Chief Investment Officer of TIAA-CREF from March 2006 to March 2012, where he was responsible for setting investment strategy. He also served as Chairman of the Investment Management Committee of TIAA, the Investment Management Committee of CREF, was a voting member of the Asset Liability Committee of TIAA and the Risk Management Committee of TIAA, and served as a board member of the affiliated brokerage company. Mr. Grzybowski also serves on the Board of Directors of Financial Guaranty Insurance Company.
Mr. Grzybowski brings to the Board, among other skills and qualifications, significant investment experience in fixed income assets, equities and derivatives, along with significant experience and knowledge in the areas of strategic planning and agribusiness. Mr. Grzybowski also collaborated with the TIAA-CREF risk department in setting risk parameters for the various asset classes as well as companies and subsidiaries, and interfaced with representatives from assorted financial regulators. In addition, his previous positions afford him a unique insight into the institutional analysis of a public company in the financial services sector such as INTL FCStone Inc.
Daryl Henze was elected as a Director of the Company on October 1, 2009, following the merger with FCStone. From November 2006 until the merger, he served as a Director of FCStone. He also served as the chairman of the audit committee of FCStone. Mr. Henze is a consultant in the area of finance and accounting. He spent 36 years with the accounting firm KPMG LLP before his retirement in 2001, including 28 years as an audit partner. Mr. Henze serves on the Board of Directors of Wellmark, Inc. and is Lead Director, Chairman of its Audit Committee, Chairman of its Governance Committee, and a member of its Human Resources and Finance Committees. Mr. Henze also serves on the Boards of two private companies. He has previously served as president of the Minnesota State University-Mankato Alumni Association, as a member of the Board of Directors of the Minnesota State University-Mankato Foundation and as Chairman of its Audit Committee. Mr. Henze is on the Iowa State University Foundation Board of Governors and a member of its Audit Committee, and is on the Iowa Society of CPA's Educational Foundation. He is a past president of the Iowa Society of Certified Public Accountants and served on the Iowa Accountancy Examining Board for nine years.
Mr. Henze brings to the Board, among other skills and qualifications, significant knowledge in the areas of finance, accounting, internal audit and Sarbanes-Oxley compliance. In addition, as a Board member of Wellmark, Inc., Mr. Henze is able to provide knowledge and insight into the insurance and employee benefits industry at a time when the Company's employee benefit costs are impacted by health care and insurance requirements.

Bruce W. Krehbiel was elected as a Director of the Company on October 1, 2009, following the merger with FCStone. From 1988 until the merger, he served as a Director of FCStone, including service as its Chairman and a member of its Board's Executive Committee. Mr. Krehbiel is the manager of Kanza Cooperative Association in Iuka, Kansas, and has worked for Kanza Cooperative Association since 1986. Mr. Krehbiel serves as Vice-Chairman of Countryside Feed, L.L.C. in Hillsboro, Kansas, and has held Director positions on the boards of the Midwest Chapter of the National Society of Accountants for Cooperatives, CenKan, LLC, and Agri-Business Benefit Group.
Mr. Krehbiel brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of accounting, risk management similar to a significant portion of the Company's existing customer base, and services sought by that customer base. In addition, as the former Chairman of the Board of FCStone, Mr. Krehbiel is able to provide knowledge, guidance and insight into the multiple operations comprising the Company.
Sean M. O'Connor joined the Company in October 2002 as Chief Executive Officer and was appointed as President in October 2015. In December 2002, he was elected to the Board of Directors. From 1994 until 2002, Mr. O'Connor was Chief Executive Officer of Standard New York Securities, a division of Standard Bank. From 1999 until 2002, Mr. O'Connor also served as Executive Director of Standard Bank London, Ltd., a United Kingdom bank and subsidiary of the Standard Bank of South Africa.
The Board believes that Mr. O'Connor's strong leadership skills, extensive financial experience, and knowledge of the Company, its products and services is valuable to the Board. In 2002, Mr. O'Connor made a significant equity investment in the Company and since that time has led the Company and guided its successful strategy and growth. In addition to his other skills and qualifications, Mr. O'Connor's position as Chief Executive Officer and President serves as a valuable link between the management and vision of the Company and the Board of Directors, allowing the Board to perform its oversight role with the benefit of management's perspective on business, strategy and opportunities.
Eric Parthemore was elected as a Director of the Company on October 1, 2009, following the merger with FCStone. He had previously served as a Director of FCStone since 1996, as Vice Chairman of FCStone since January 2007, and as a member of its Board's Executive Committee. He served as the Secretary and Treasurer of FCStone until January 2007. Mr. Parthemore is the President and Chief Executive Officer of Heritage Cooperative, Inc. in West Mansfield, Ohio. He has held that position since September 2009 and had served in the same capacity with its predecessor company since 1996. Mr. Parthemore was appointed in January 2004 to serve on the Ohio Agricultural Commodity Advisory Commission by the Secretary of Agriculture in the State of Ohio and served on this Commission until 2015. In 2009 Mr. Parthemore was selected to serve on the National Grain Car Council of the Surface Transportation Board, an agency of the US Department of Transportation.
Mr. Parthemore brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of risk management similar to a significant portion of the Company's existing customer base, and services sought by that customer base. In addition, as the CEO of a large grain and supply cooperative involved in multiple mergers with similar organizations, Mr. Parthemore is able to provide knowledge, guidance and insight into successfully integrating the operations of multiple organizations at a time when the Company is also in the process of integrating multiple organizations.
John Radziwill was elected as a Director of the Company in 2002 and serves as Chairman of the Board. Mr. Radziwill is currently a Director of Goldcrown Group Limited, Oryx International Growth Fund Limited, Fifth Street Capital (BVI) and Netsurion LLC (formerly VendorSafe Technologies Inc.). In the past five years, he has also served as a Director of PingTone Communications, Inc., Baltimore Capital Plc, Lionheart Group, Inc., USA Micro Cap Value Co. Ltd, Acquisitor Plc and Acquisitor Holdings (Bermuda) Ltd. Mr. Radziwill is a member of the Bar of England and Wales.
Mr. Radziwill brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of finance, accounting, and institutional investing, in particular in the small capitalization sector. In 2002, Mr. Radziwill, together with Mr. O'Connor and Mr. Branch, made a significant equity investment in the Company and, as an independent Director of the Company, has been closely involved in its development and growth. In addition, his background and current positions afford him the ability to bring an international perspective to the Board. This insight will be increasingly valuable as the Company continues to expand its international operations.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
The Company's Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, the Board of Directors provides advice and counsel to, and ultimately monitors the performance of, the Company's senior management.

There are four standing committees of the Board of Directors-the Audit Committee, the Compensation Committee, the Nominating & Governance Committee and the Risk Committee. Committee assignments are re-evaluated annually and approved during the Board meeting that follows the annual meeting of shareholders. The Board of Directors has adopted charters for all of its standing Committees. Copies of these charters can be found on the Company's website at www.intlfcstone.com.
During the fiscal year ended September 30, 2016, the Board of Directors held five meetings. Each Director attended at least 75% of the total number of regular meetings of the Board. In addition, each Director attended at least 75% of the Board committee meetings of which he was a member in 2016.
The Company has adopted a formal policy regarding attendance by members of the Board of Directors at the Company's annual meeting of shareholders and at scheduled meetings of the Board of Directors. This policy is as follows:
Attendance of Directors at Meetings
The Board of Directors currently holds regularly scheduled meetings and calls for special meetings as necessary. Meetings of the Board may be held telephonically. Directors are expected to attend all Board meetings and meetings of the Committees of the Board on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their duties.
Directors are also expected to attend the annual meeting of shareholders. The Board believes that Director attendance at shareholder meetings is appropriate and can assist Directors in carrying out their duties. When Directors attend shareholder meetings, they are able to hear directly shareholder concerns regarding the Company. It is understood that special circumstances may occasionally prevent a Director from attending a meeting.
All of the Company's current Directors attended the 2016 annual meeting of the shareholders on February 25, 2016.
Audit Committee
The Audit Committee meets at least quarterly with the Company's management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and engage the independent accountants, assess the adequacy of the Company's staff, management performance and procedures in connection with financial controls and receive and consider the accountants' comments on the Company's internal controls. The members of the Audit Committee during the 2016 fiscal year were: Daryl Henze (Chairman), Bruce Krehbiel and Edward Grzybowski. The Audit Committee met eight times during the 2016 fiscal year.
The Board has determined that at least one member of the Audit Committee who served during the Company's 2016 fiscal year, namely the Chairman of the Committee, Mr. Henze, is an "audit committee financial expert" within the meaning of Item 407(d)(5) of SEC Regulation S-K.
Compensation Committee
The Compensation Committee makes determinations concerning salaries and incentive compensation and otherwise determines compensation levels for the Company's executive officers and other key employees and performs such other functions regarding compensation as the Board may delegate. The members of the Compensation Committee during the 2016 fiscal year were: John M. Fowler (Chairman), John Radziwill and Eric Parthemore. The Compensation Committee met four times during the 2016 fiscal year.
Risk Committee
The Risk Committee meets at least quarterly to oversee the Company's risk management processes. This includes working with management to determine and assess the Company's philosophy and strategy towards risk management and mitigation. Management is responsible for the day-to-day management of risk under the direction of the Chief Risk Officer and the Risk department. Management and the Chief Risk Officer reports regularly to the Risk Committee on current and emerging risks and the Company's approach to avoiding and mitigating risk exposure. The Risk Committee reviews the Company's most significant risks and whether management, including the Risk department of the Company, is responding consistently within the Company's overall risk management and mitigation strategy. The members of the Risk Committee during the 2016 fiscal year were: Edward Grzybowski (Chairman), Daryl Henze and John Fowler. The Risk Committee met four times during the 2016 fiscal year.
Nominating & Governance Committee
The Nominating & Governance Committee reviews and evaluates the effectiveness of the Company's executive development and succession planning processes, and also provides active leadership and oversight of these processes. Additionally, the Nominating & Governance Committee evaluates and recommends nominees for membership on the Company's Board of Directors and its committees and develops and recommends to the Board a set of effective corporate governance policies and procedures.

The members of the Nominating & Governance Committee during the 2016 fiscal year were: Eric Parthemore (Chairman), John M. Fowler and Bruce Krehbiel. The Committee met five times during the 2016 fiscal year.
In September 2005, the Board of Directors adopted a formal policy concerning shareholder recommendations for candidates as nominees to the Board of Directors. The policy has been incorporated into the charter of the Nominating & Governance Committee which is posted on the Company's website. The policy is as follows:
The Nominating & Governance Committee is charged with recommending to the entire board a slate of Director nominees for election at each annual meeting of the shareholders. Candidates for Director nominees are selected for their character, judgment and business experience.
The Committee will consider recommendations from the Company's shareholders when establishing the slate of Director nominees to be submitted to the entire Board. Such recommendations will be evaluated by the Committee using the same process and criteria that are used for recommendations received from Directors and executive officers. The Committee will consider issues of diversity, experience, skills, familiarity with ethical and corporate governance issues which the Company faces in the current environment, and other relevant factors. The Committee will make these determinations in the context of the perceived needs of the Company at the time.
Procedures by which Shareholders may submit Nominees for Director
For a shareholder to recommend a Director nominee to the Committee, the shareholder should send the recommendation to the Chairman of the Nominating & Governance Committee, c/o Corporate Secretary, INTL FCStone Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri 64116. The recommendation should include (a) the name, address and telephone number of the potential nominee; (b) a statement regarding the potential nominee's background, experience, expertise and qualifications; (c) a signed statement from the potential nominee confirming his or her willingness and ability to serve as a Director and abide by the corporate governance policies of the Company (including its Code of Ethics) and his or her availability for a personal interview with the Committee; and (d) evidence establishing that the person making the recommendation is a shareholder of the Company.
Recommendations which comply with the foregoing procedures and which are received by the Corporate Secretary before September 1 in any year will be forwarded to the Chairman of the Nominating & Governance Committee for review and consideration by the Committee for inclusion in the slate of Director nominees to be recommended to the entire Board for presentation at the annual meeting of shareholders in the following year. In evaluating Director nominees, the Nominating & Governance Committee considers the following factors:

•	the appropriate size of the Company's Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its Directors;

•
the knowledge, skills and experience of nominees, including experience in commodities and securities markets, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh and diverse perspectives provided by new members.
The Nominating & Governance Committee's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.
Other than the foregoing, there are no stated minimum criteria for Director nominees, although the Nominating & Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Nominating & Governance Committee also believes that it is appropriate for certain key members of the Company's management to serve as Directors.
The Nominating & Governance Committee identifies nominees by first evaluating the current members of the Board of Directors who are willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating & Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating & Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating & Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating & Governance Committee. Research may also be performed to identify qualified individuals.

In consideration of the growth of the Company and the expanded international scope of the Company, it is anticipated the Company will strive to increase the diversity on the Board of Directors in the future. The Company retained Diversified Search during the 2016 fiscal year to facilitate a succession plan analysis by the Board of Directors and to assist in identifying and evaluating high-quality and compatible potential nominees to the Board of Directors.
Shareholder Communications with Non-Management Members of the Board
The Company has adopted a formal process for shareholder communications with the independent members of the Board. The policy, which is available on the Company's website, www.intlfcstone.com, is as follows:
Interested parties are invited to communicate with the non-management members of the Board by sending correspondence to the non-management members of the Board of Directors, c/o Corporate Secretary, INTL FCStone Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri 64116 or via e-mail to board@intlfcstone.com.
The Corporate Secretary will review all such correspondence and forward to the non-management members of the Board a summary of all such correspondence received during the prior month and copies of all such correspondence that deals with the functions of the Board or committees thereof or that otherwise is determined to require attention of the non-management Directors. Non-management Directors may at any time review the log of all correspondence received by the Company that is addressed to the non-management members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee.
Board Leadership
A substantial majority of the members of the Board of Directors (seven of nine) are independent Directors. The four Board committees - Audit, Nominating and Governance, Compensation and Risk - are comprised solely of and chaired by independent Directors; and at each regularly scheduled Board meeting, the non-management Directors meet in executive session without management Directors. The position of Chairman of the Board is separated from Chief Executive Officer, and the Chairman of the Board position is held by an independent Director.
Board's Role of Risk Oversight
The Risk Committee meets at least quarterly to oversee the Company's risk management processes. This includes working with management to determine and assess the Company's philosophy and strategy towards risk management and mitigation. Management is responsible for the day-to-day management of risk under the direction of the Chief Risk Officer and the Risk department. Management and the Chief Risk Officer reports regularly to the Risk Committee on current and emerging risks and the Company's approach to avoiding and mitigating risk exposure. The Risk Committee reviews the Company's most significant risks and whether management, including the Risk department of the Company, is responding consistently within the Company's overall risk management and mitigation strategy.
The Compensation Committee of the Board monitors the compensation programs of the Company, including reviewing the relationship between the Company's risk management policies and practices and compensation arrangements. Credit losses and trading losses are considered in the calculation of variable compensation of executives and Company revenue producers, and negative balances in one period are carried forward to succeeding periods. The Company periodically changes or adapts its compensation policies to address the specific risk profile of each business unit.
Board and Committee Evaluation
The Nominating & Governance Committee annually reviews and evaluates the performance of the Board of Directors. The Committee surveys all Board members on multiple subject areas, and the survey results are used to evaluate the Board's contribution as a whole and its effectiveness with respect to particular subject areas. Particular attention is given to subject areas which the Committee or Board believes for any reason warrant further attention. The purpose of the review is to increase the effectiveness of the Board, and the results are reviewed with the full Board.
In addition, each committee conducts an annual self-evaluation through the use of a survey completed by the members of each committee. The committee self-evaluations review whether and how well each committee has performed the responsibilities in its charter, whether there are sufficient meetings covering the necessary topics, whether the meeting materials are effective, and other matters. As with the Board evaluation, particular attention is given to subject areas which the particular committee or Board believes for any reason warrant further attention.
Director Education
Continuing director education is provided in conjunction with regular Board meetings and focuses on topics necessary to enable the Board to effectively evaluate issues before the Board. The education takes the form of management and key staff presentations covering timely subjects and topics, along with in-depth reviews of key business units and geographic regions serviced by the Company and its subsidiaries.

BOARD MEMBER INDEPENDENCE
The Board of Directors annually determines the independence of Directors based upon a review conducted by the Nominating & Governance Committee and the Board. No Director is considered independent if he or she is an executive officer or employee of the Company or has a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.
The Board of Directors has determined that, in its judgment as of the date of this Proxy Statement, each of the Company's Directors, other than Sean O'Connor and Scott Branch, is an independent Director within the meaning of Rule 5600 of the NASDAQ Stock Exchange. Accordingly, all of the members of the Audit, Compensation, Risk and Nominating & Governance Committees are independent within the meaning of NASDAQ Rule 5600.

EXECUTIVE COMPENSATION -
COMPENSATION DISCUSSION AND ANALYSIS
This section contains a discussion of the Company's executive compensation program, including the objectives of the program, the policies underlying the program, the types of compensation provided by the program, and how the Company determined the compensation paid to each named executive officer.
Background
The Company's Compensation Committee has primary responsibility for the design and implementation of the Company's executive compensation program. The Committee directly determines the compensation for the Company's principal executive officers. The Committee receives recommendations from the Chief Executive Officer regarding the compensation of the President, the Chief Financial Officer, certain executive officers of the Company, certain executive officers of major subsidiaries, and supervises and reviews the compensation for the Company's other executive officers. The salaries for those officers are currently determined by one or more of the Company's principal executive officers.
The Compensation Committee has considered the results of the most recent shareholder advisory vote on executive compensation required by Section 14A of the Exchange Act in determining the Company's compensation policies and decisions. In this regard, at the Company's 2014 annual meeting, the shareholders voted on a non-binding resolution to approve the compensation awarded by the Company to the Company's named executive officers ("say-on-pay") as described in the Compensation Discussion & Analysis ("CD&A"), tabular disclosures, and other narrative executive compensation disclosures in the proxy statement for the 2014 annual meeting. At the 2014 annual meeting, approximately 93% of the votes on the say-on-pay proposal were voted in favor of the proposal. Furthermore, at the 2016 annual meeting, approximately 98% of the votes on the 2016 Executive Performance Plan proposal were voted in favor of the proposal, and approximately 98% of the votes on the 2016 Long-Term Performance Incentive Plan proposal were voted in favor of the proposal. Based upon these results, the Compensation Committee has concluded that the Company's shareholders generally support the principal elements of the compensation program adopted by the Compensation Committee. The Committee has relied in part on that conclusion in continuing the principal elements of the compensation program in 2016.
At the 2011 annual meeting, the shareholders voted on a non-binding resolution to determine whether the advisory shareholder vote on say-on-pay should occur every one, two or three years ("say-on-frequency"). Approximately 74% of the votes on the say-on-frequency proposal voted in favor of a vote every three years. Based upon the results of the say-on-frequency vote, the Board determined to hold the say-on-pay vote every three years. The next say-on-pay vote is being held at the 2017 annual meeting.
For the 2016 fiscal year, the five named executive officers were Sean M. O'Connor, who served as the Chief Executive Officer and President, William J. Dunaway, who served as the Chief Financial Officer, Scott J. Branch, retired President of the Company, Philip Smith, Chief Executive Officer of INTL FCStone Ltd and Xuong Nguyen, who served as Chief Operating Officer of the Company.
The Company designed its executive compensation program to reflect its vital need to attract and retain executives with specific skills and experience in the various businesses operated by the Company. In this regard, the success of these businesses is directly dependent on the ability of the Company's executives to generate operating income with an appropriate level of risk. The Company competes with larger and better capitalized companies for individuals with the required skills and experience. As a result, the Company must have a compensation program which provides its executives with a competitive level of compensation relative to the compensation available from the Company's competitors.
The Company also designed its executive compensation program to reward executives based on their contribution to the Company's success. The Compensation Committee believes that a compensation program which relies heavily on performance-based compensation will both maximize the efforts of the Company's executives and align the interests of executives with those of shareholders. This form of compensation also allows the Company to compete for talented individuals since it is common in the financial services industry.
During the 2015 fiscal year, the Compensation Committee retained the services of McLagan, a compensation consulting firm, to advise the Committee on compensation levels of the Company’s executive employees in relation to competitors in the financial industry; and to advise on adjustments to executive compensation packages with a view to including a long-term retention feature. McLagan confirmed the Committee’s evaluation that the Company’s executive compensation was modest in the financial industry, and while adequate in providing for base compensation and bonuses based upon the Company’s performance, the program lacked a long-term component. The Committee determined that adding a long-term component will assist the Company in attracting and retaining senior executives, along with benefitting the shareholders of the Company by focusing the senior executives on the long-term performance of the Company. To that end, McLagan assisted the Committee during the 2016 fiscal year in updating the Company’s executive performance plan and in developing a long-term incentive plan. As noted above, the INTL FCStone Inc. 2016 Executive Performance Plan and the INTL FCStone Inc. 2016 Long-Term Performance Incentive Plan were approved by the shareholders at the 2016 Annual Meeting. McLagan and its affiliates did not provide any other services to the Company or its affiliates during the 2016 fiscal year.
Objectives of the Company's Executive Compensation Program
The Company's executive compensation program is designed to meet three principal objectives:
•to provide competitive levels of compensation to attract and retain talented executives,
•to provide compensation which reflects the contribution made by each executive to the Company's success, and
•to encourage long-term service to the Company by awarding equity-based compensation.
Attract and Retain Talented Employees
The Company's success depends on the leadership of senior executives and the skills and experience of its other executives. In order to attract and retain highly capable individuals, the Company needs to ensure that the Company's compensation program provides competitive levels of compensation. Therefore, the Compensation Committee seeks to provide executives with compensation that is similar to the compensation paid by other financial services firms.
Provide Compensation Based on Performance
The Company believes that its continued success requires it to reward individuals based upon their contribution to the Company's success. Accordingly, a substantial portion of each executive's compensation is in the form of bonuses, which are based on both objective and subjective criteria.
Encourage Long-Term Service through Equity Awards
The Company seeks to encourage long-term service by making equity awards to the Company's executives. In the case of the principal executive officers, the Compensation Committee has elected to award a portion of the executive's bonus in the form of restricted stock. In the case of other executives, the Compensation Committee offers the executives the right to receive a portion of their bonuses in the form of restricted stock.
What the Executive Compensation Program is Designed to Reward
By linking compensation opportunities to performance of the Company as a whole, the Company believes the Company's compensation program encourages and rewards:
•efforts by each executive to enhance firm-wide productivity and profitability
•entrepreneurial behavior by each executive to maximize long-term equity value in the interest of all shareholders
Elements of Compensation
The Company's executive compensation program provides for the following elements of compensation:
•base salary

•bonus under an established bonus plan with objective criteria
•a long-term performance incentive plan
•discretionary bonus based on subjective criteria
•health insurance and similar benefits
Base Salary
The Company pays each executive officer an annual base salary to provide the executive with a predictable level of income and enable the executive to meet living expenses and financial commitments. The Compensation Committee views base salary as a way to provide a non-performance-based element of compensation that is certain and predictable. The Compensation Committee believes the base salaries paid to the Company's executive officers in 2016 were modest compared to other financial service firms.
The annual base salary for Sean M. O'Connor in 2016 was $500,000. The annual base salary for Scott J. Branch in 2016 was $240,000. The annual base salary for William J. Dunaway in 2016 was $300,000. The annual base salaries for Philip Smith and Xuong Nguyen in 2016 were $325,000.
Executive Performance Plan
The Company adopted the current Executive Performance Plan (the “EPP”) in 2016 to provide bonuses to designated executives based upon objective criteria. The plan's structure satisfies the requirements for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code so that the compensation is deductible for federal income tax purposes. The EPP permits awards to be paid in cash, restricted stock or a combination of both.
The Company utilizes the EPP to reward the Company's six principal executive officers and four executive officers of wholly-owned subsidiaries. Bonuses paid under the EPP are objective and are based on criteria established by the Company in advance. The Compensation Committee's goal is to utilize bonuses under the EPP as the Company's principal tool for encouraging executives to maximize productivity and profitability. Awards under the plan provide executives with an incentive to focus on aspects of the Company's performance that the Compensation Committee believes are key to the Company's success.
The Compensation Committee administers the EPP and has responsibility for designations of eligible participants and establishing specific “performance targets” for each participant in the plan. The performance targets may be based on one or more of the following business criteria, or on any combination of these criteria:
•increase in share price
•adjusted return on equity
•control of fixed costs
•control of variable costs
•adjusted EBITDA growth
The targets must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m).
With respect to adjusted return on equity and adjusted EBITDA growth, the plan generally requires that adjustments be made to return on equity or EBITDA, as the case may be, when determining whether the applicable performance targets have been met, so as to eliminate, in whole or in part, in any manner specified by the Committee at the time the performance targets are established, the gain, loss, income and/or expense resulting from the following items:

•	changes in accounting principles that become effective during the performance period;

•	extraordinary, unusual or infrequently occurring events reported in the Company's public filings, excluding early extinguishment of debt; and

•	the disposal of a business, in whole or in part.
The Committee may, however, provide at the time the performance targets are established that one or more of these adjustments will not be made as to a specific award or awards.
In addition, the Committee may determine at the time the goals are established that other adjustments will be made under the selected business criteria and applicable performance targets to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following:
•gain or loss from all or certain claims and/or litigation and insurance recoveries;
•the impact of impairment of tangible or intangible assets;

•restructuring activities reported in the Company's public filings; and
•the impact of investments or acquisitions.
Each of these adjustments may relate to the Company as a whole or any part of the Company's business or operations, as determined by the Committee when it establishes the performance targets. The Committee determines the adjustments in accordance with generally accepted accounting principles, unless the Committee designates another objective method of measurement. Finally, adjustments will be made as necessary to any business criteria related to the Company's stock to reflect changes in corporate capitalization, such as stock splits and certain reorganizations.
Concurrently with the selection of performance targets, the Committee must establish an objective formula or standard for calculating the maximum bonus payable to each participating executive officer. Under the plan, the maximum bonus for each fiscal year may not exceed $5,000,000 for any executive.
Over the five-year term of the plan, the maximum per participant amounts are thus $25,000,000 for each executive. Notwithstanding this overall maximum, the Committee has sole discretion to determine, pursuant to its “negative discretion,” whether to actually pay any of or the entire maximum permissible bonus or to defer payment or vesting of any bonus, subject in each case to the plan's terms and any other written commitment authorized by the Committee. The Committee may also exercise its negative discretion by establishing additional conditions and terms of payment of bonuses, including the achievement of other financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. Although the Committee may waive these additional conditions and terms, it may not waive the basic performance target as to the business criterion chosen for any particular period.
Bonuses will be paid in either cash or a combination of cash and restricted stock on a basis to be established by the Committee. In general, restricted stock is a grant of stock that is subject to forfeiture if specified vesting requirements are not satisfied.
If any portion of a bonus is payable in the form of restricted stock, then the restricted stock will be issued to the executive at a discount of 25% to the market value of the Company's common stock (determined as of the date that is 75 days following the end of the applicable performance period, or, if the committee has not determined the bonus by this date, 15 days after the amount of the bonus is determined and certified by the Committee). These shares of restricted stock will vest at the rate of one-third per year on each of the first, second and third anniversaries of the award, all as specified with greater particularity in an award agreement to be entered into in accordance with the Company's Restricted Stock Plan. In its discretion, the Committee may waive these provisions and elect to pay 100% of any bonus payable under the plan, regardless of amount, entirely in cash (for example, in the case of a participant who already holds a substantial number of shares). Likewise, in its discretion, the Committee may alter the vesting period or reduce the discount applicable to any restricted stock award.
In the event sufficient shares are not available pursuant to the Restricted Stock Plan, then the entire bonus will be payable in cash.
The performance plan may from time to time be amended, suspended or terminated, in whole or in part, by the Board of Directors or the Committee, but no amendment will be effective without Board and/or shareholder approval if such approval is required to satisfy the requirements of Section 162(m).
Application of Executive Performance Plan in 2016
For 2016, the Compensation Committee selected Sean M. O'Connor, Scott J. Branch and William J. Dunaway to be participants in the Executive Performance Plan. Seven additional executives, including Philip Smith, Chief Executive Officer of subsidiary INTL FCStone Ltd, and Xuong Nguyen, Chief Operating Officer of the Company, are also participants in the Executive Performance Plan. The potential bonuses for the participants was based on the adjusted return on equity. No bonus was to be earned under the Plan unless the adjusted return on equity for 2016 was at least 6.0%.
The potential bonus for Mr. O'Connor based on this performance target is set forth in the following table. The potential bonuses for Messrs. Branch, Dunaway, Smith and Nguyen were a pro-rata portion of these amounts, based upon targets established by the Compensation Committee.

Executive Performance Plan - Fiscal 2016
Performance Target
Adjusted Return on Equity Target	Target Bonus
Less than 6.0%	None
6%	$450,000
For every additional 10 b.p., add	$8,750
8%	$625,000
For every additional 10 b.p., add	$13,750
10%	$900,000
For every additional 10 b.p., add	$18,000
12.5%	$1,350,000
For every additional 10 b.p., add	$20,000
15%	$1,850,000
For every additional 10 b.p., add	$22,000
17.5%	$2,400,000
For every additional 10 b.p., add	$24,000
20%	$3,000,000
For every additional 10 b.p., add	$39,000
Bonuses Earned under Executive Performance Plan for 2016
Based upon the Company's results for 2016, the amount of bonuses earned under the EPP by the five named executive officers were as follows:

Bonuses Earned under 2016 Executive Performance Plan
Name	Nominal Amount (1)	Cash Amount (2)	Restricted Shares (3)
			(#)	Value
Sean O'Connor	$1,490,000	$1,103,000	11,693	$516,012
Scott Branch	$894,000	$685,800	6,291	$277,622
William Dunaway	$745,000	$581,500	4,940	$218,002
Philip Smith	$894,000	$685,800	6,291	$277,622
Xuong Nguyen	$819,500	$633,650	5,616	$247,834
(1)    This column sets forth the nominal amount of the bonus earned by each executive under the plan in 2016. A portion of this amount was paid in the form of a cash bonus and the balance was paid in the form of restricted stock valued at a discount of 25% to the market value of the Company's common stock.
(2)    This column sets forth the cash amount earned by each executive under the plan in 2016. These amounts were paid in fiscal 2017.
(3)    This column sets forth the number of shares of restricted stock awarded to each executive and the value of the shares calculated in accordance with the Stock Compensation Topic of the Accounting Standards Codification. These shares vest over a period of three years. These shares were granted on December 14, 2016, and had a fair market value of $44.13 per share on the date of grant.
Long-Term Performance Incentive Plan

The Board of Directors and the Compensation Committee approved a long-term performance incentive plan (“LTIP”) for executive officers and other key employees or officers who are, or in the opinion of the Compensation Committee may become, executive officers. The LTIP was presented to and approved by the shareholders at the 2016 Annual Meeting.
The purpose of the LTIP is to promote the interests of the Company by enabling the Company to provide participating executives with appropriate incentives to encourage them to continue in the employment of the Company and to promote the Company’s long-term growth, stability and profitability. It is intended that the LTIP will assist the Company in balancing risk and financial results in a manner that does not encourage participating executives to expose the Company to imprudent risks. Furthermore, since the LTIP has longer-term performance periods with payouts linked to future performance in certain key business criteria, the Compensation Committee views the LTIP separately from annual compensation to the participating executives.
The LTIP is also structured to promote the interests of the Company by providing performance incentives in a manner that preserves, for tax purposes, the Company's ability to deduct that compensation. The LTIP is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code and related IRS regulations. Section 162(m) requires that the certain material terms of the LTIP, including the eligibility, business criteria and maximum amounts payable, be approved by the Company's shareholders. The LTIP establishes that awards are to be paid in cash.
The Compensation Committee will administer the LTIP and is charged with the discretion and responsibility for designating eligible participants and establishing specific "performance measures" for each participant in the LTIP. The performance measures may be based on one or more of the following business criteria, or on any combination thereof, on a consolidated basis:

•	return on equity

•	EBITDA growth

•	return on common equity

•	total shareholder return

•	market price of the Company’s common stock or the market price, face amount or discounted value of other debt or equity securities

•	book value per share

•	tangible book value per share

•	earnings per share

•	net income

•	pre-tax operating income

•	net revenues

•	pre-tax earnings

•	debt -to-equity ratio
The measures must be established while the performance relative to the measure remains substantially uncertain within the meaning of Section 162(m). The performance periods are expected typically to be five fiscal years, but may be a longer or shorter period of time.
The amounts to be paid under the LTIP may vary based on, be indexed to, or be conditioned all or in part on, the satisfaction of one or more of the performance measures, which performance measures may relate to such measures or combination of measures of individual performance and/or the Company’s performance (including, without limitation, any divisional, business unit or other performance) as the Compensation Committee deems appropriate at the time the performance measures are established. The performance measures may be absolute or relative, and may include, without limitation, risk-based adjustments or adjustments for items that are unusual in nature or infrequent in occurrence. The adjustments as determined by the Compensation Committee are to be determined in accordance with generally accepted accounting principles, unless another objective method of measurement is designated by the Compensation Committee.
Concurrently with the selection of performance measures, the Compensation Committee must establish an objective formula or standard for calculating the amount payable to each participating executive officer, including the calculation of a maximum amount. In any fiscal year, the maximum amount payable under the LTIP, together with the maximum bonus payable in such fiscal year, may not exceed the amount stated as the “Maximum Individual Bonus” under the INTL FCStone Inc. 2016 Executive Performance Plan.
The Compensation Committee has made awards to participating executive officers, effective October 1, 2015, equal to 100% of their respective base salaries, with an award period of five fiscal years and a payout amount at the end of the award period that is dependent on an annual interest factor and the Company's average return on Equity ("ROE") over the award period.
The LTIP awards are calculated in three steps, as follows:

•
Step 1: The Compensation Committee determines the LTIP award’s initial notional value based upon the participating executive’s roles and responsibilities in the Company’s performance and the executive’s ability to impact future performance.

•
Step 2: On an annual basis, the LTIP award’s notional value is increased by an earnings factor (“Interest”) equal to the higher of (a) the Company’s effective borrowing rate for a given year, or (b) the Company’s return on equity (“ROE”), provided that if the amount determined under (a) or (b) is determined to be a percentage that is below 3%, then the Interest shall be 3%, and provided further that if the amount determined under (a) or (b) is determined to be a percentage that is above 15%, then the Interest shall be 15%.

•
Step 3: The LTIP award will be either increased or decreased by a Performance Adjustment factor. The amount of increase or decrease, if any, in the award due to the Performance Adjustment will be equal to the total amount of the Award at expiration of a predetermined award period, including all accrued Interest, multiplied by a percentage tied, for the currently proposed award, to the average ROE over the award period, as established within the following table:

Average ROE† p.a. over Award Period	% Payout of Award plus Interest
0%*	0%
1%*	25%
2%*	45%
3%*	60%
4%*	70%
5% to 10%	75 to 100%, ratably
10% to 15%	100% to 125%, ratably

† For the purposes of calculating average ROE, a negative ROE in any year shall be considered to be zero.
* Percentage payout of Award plus Interest to be ratable per percentage ROE.
The Compensation Committee has the discretion each year, for every new award, to change the award amount, the award period and the performance measure or measures on which the performance adjustment is based. For the 2017 fiscal year, the Compensation Committee has determined not to make any additional changes to the LTIP.
The Committee also has the discretion, under the LTIP, to offer participating executives the right to make a voluntary irrevocable election to defer a portion of their annual base salary or bonus, in return for an opportunity to earn a performance-based interest accrual on the deferred amount. Generally, this voluntary election, if offered, must be submitted during an enrollment period in August or September of the preceding year and cannot be changed after September 30 of that preceding year. Any deferred compensation will be increased annually by the earnings factor (“Interest”) as described within Step 2 above.
The LTIP may from time to time be amended, suspended or terminated, in whole or in part, by the Board of Directors or the Committee, but no amendment will be effective without Board and/or shareholder approval if such approval is required to satisfy the requirements of Section 162(m).
The compensation award based upon the LTIP is included within the Summary Compensation Table.
Discretionary Bonuses
The Company may award discretionary bonuses to its executives based on a subjective evaluation of the executive's performance and the overall performance of the Company. Such awards are independent of the Executive Performance Plan.
In 2016, the Compensation Committee did not award discretionary bonuses to the eight executive officers covered under the EPP.
Other Benefits
The Company provides medical, life insurance, disability and other similar benefits to executives and other employees. The Company intends these benefits to be generally competitive to help in the Company's efforts to recruit and retain talented executives. The Company's executives participate in these benefit programs on the same basis as all of the Company's other employees.
Additional Incentive Compensation
In December 2011, the Compensation Committee elected to award additional incentive compensation to certain executive officers, including the five named executive officers. The Committee made these awards in conjunction with its annual review of the compensation program for the Company's executive officers. During this review, the Committee noted that the Company had not granted stock options or similar long-term incentive compensation to the senior executives since 2008. The Committee determined that the Company should periodically make such awards to the senior executive officers to provide them with incentives based upon the long-term success of the Company. The awards consisted of stock options. No subsequent option awards have been made to the named executive officers.
Summary Compensation Table
The following table sets forth information concerning the compensation of the Company's (a) Principal Executive Officer, (b) Principal Financial Officer, and (c) the other three most highly compensated executive officers as specified by SEC rules (the “named executive officers”) for the 2016, 2015 and 2014 fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Sean M. O'Connor Director, Chief Executive Officer and President	2016	500,000	—	702,479	—	1,295,560	23,320	2,521,359
	2015	400,000	—	240,002	—	1,429,312	11,250	2,080,564
	2014	400,000	310,000	126,670	—	310,000	10,937	1,157,607

Scott J. Branch Director, retired President	2016	240,000	—	702,479	—	685,800	11,250	1,639,529
	2015	400,000	—	240,002	—	1,429,312	11,250	2,080,564
	2014	400,000	310,000	126,670	—	310,000	10,937	1,157,607

William J. Dunaway Chief Financial Officer	2016	300,000	—	311,232	—	697,036	12,187	1,320,455
	2015	275,000	—	93,342	—	744,656	10,937	1,123,935
	2014	275,000	145,200	50,684	—	184,800	10,937	666,621

Philip Smith Chief Executive Officer of INTL FCStone Ltd	2016	300,254	—	389,508	—	810,964	30,025	1,530,751
	2015	324,105	—	152,002	—	881,587	32,410	1,390,104
	2014	314,761	247,042	80,007	—	214,958	31,476	888,244

Xuong Nguyen Chief Operating Officer	2016 (6)	325,000	—	389,508	—	758,814	11,250	1,484,572
	2015 (6)	325,000	—	93,342	—	881,587	11,250	1,311,179
	2014	—	—	—	—	—	—	—
(1)    The amounts in this column reflect discretionary cash bonuses awarded to the executive officers for services rendered in each fiscal year. In each case these cash bonuses were paid in the following fiscal year.
(2)    Stock awards in this column are reported at the aggregate grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 in the Company's consolidated financial statements for the fiscal year ended September 30, 2016, as set forth in the Company's Form 10-K for the 2016 fiscal year.
(3)    No options awarded.
    (4)    The amounts in this column reflect (i) cash bonuses earned by each executive officer in each fiscal year under the Executive Performance Plan , which in each case were paid in the following fiscal year, and (ii) in fiscal year 2016, with respect to Messrs. O'Connor, Dunaway, Smith and Nguyen, amounts earned under the LTIP of $192,560, $115,536, $125,162 and $125,164, respectively, which in each case will be paid subsequent to the end of the award period as described in the section entitled “Long-Term Performance Incentive Plan” above.
(5)    The amounts in this column represent (i) for Mr. O'Connor, the incremental cost of his personal use of the Company's airplane, and (ii) the dollar amount of matching contributions made by the Company. In the case of Messrs. O'Connor, Branch, Dunaway and Nguyen, the amounts represent matching contributions under the Company's 401(k) plan in fiscal years 2016, 2015 and 2014. In the case of Mr. Smith, the amount represents contributions into his U.K. pension plan. The variation between fiscal year matching contributions and calendar year contribution limits is due to contributions made during a fiscal year's first quarter which act as a contribution catch-up for the corresponding calendar year.
(6)    Mr. Nguyen became a named executive officer of the Company as of October 1, 2014 and is a member of the Company's Executive Committee.
Grants of Plan Based Awards - 2016

The following table sets forth information on plan based awards granted in the 2016 fiscal year to each of the Company's named executive officers. There can be no assurance that the amounts disclosed below will ever be realized. The amount of these equity awards that were granted, and the amount of the non-equity awards that were earned in 2016, are shown in the Summary Compensation Table on page 20.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All other Stock Awards:	All Other Option Awards:
								Number of Shares of Stock or Units(#)(2)	Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Type of Award	Grant Date	Approval Date	Target ($)	Maximum ($) (1)	Target Units(#)	Maximum Units (#)
Sean M. O'Connor	EPP	12/14/2015	12/8/2015		5,000,000			21,404			702,479
	LTIP
Scott J. Branch	EPP	12/14/2015	12/8/2015		5,000,000			21,404			702,479
William J. Dunaway	EPP	12/14/2015	12/8/2015		5,000,000			9,483			311,232
	LTIP
Philip Smith	EPP	12/14/2015	12/8/2015		5,000,000			11,868			389,508
	LTIP
Xuong Nguyen	EPP	12/14/2015	12/8/2015		5,000,000			11,868			389,508
	LTIP
(1)    The information in this column sets forth the maximum amount that could have been paid to each named executive officer under the Company's Executive Performance and Long-Term Performance Incentive Plans for the year ended September 30, 2016. The potential payment under the plan for each named executive officer ranged from none to the maximum amount specified in the table, depending upon the achievement of the performance criteria for 2016. These criteria are described in the sections entitled “Application of Executive Performance Plan in 2016” and “Long-Term Performance Incentive Plan” above. In any fiscal year, the maximum aggregate amount payable under the EPP and LTIP may not exceed the amount stated as the “Maximum Individual Bonus” under the INTL FCStone Inc. 2016 Executive Performance Plan.
(2)    The information in this column consists of restricted shares issued in fiscal year 2016 under the Executive Performance Plan and under the Company's Restricted Stock Plan with respect to services rendered in fiscal year 2015.

Outstanding Equity Awards at Fiscal Year-End - 2016
The following table sets forth all outstanding equity awards held by the named executive officers as of September 30, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)

Sean M. O'Connor		200,000	25.91	12/16/2021	13,549 (1)	526,379
					11,492 (2)	446,464
					7,134 (3)	277,156

Scott J. Branch		200,000	25.91	12/16/2021	13,549 (1)	526,379
					11,492 (2)	446,464
					7,134 (3)	277,156

William J. Dunaway	13,275		54.23	3/16/2017	5,679 (1)	220,629
		80,000	25.91	12/16/2021	4,855 (2)	188,617
					3,161 (3)	122,805

Philip Smith		80,000	25.91	12/16/2021	8,015 (1)	311,383
					6,715 (2)	260,878
					3,956 (3)	153,691

Xuong Nguyen		80,000	25.91	12/16/2021	6,474 (1)	251,515
					5,650 (2)	219,503
					3,956 (3)	153,691
(1)    These shares vested on December 14, 2016.
(2)    These shares vest on December 14, 2017.
(3)    These shares vest on December 14, 2018.
(4)    Based on the closing price of the Company's common stock on September 30, 2016.
Options Exercised and Stock Vested- 2016 Fiscal Year
The following table sets forth the number of shares of common stock acquired during 2016 by each named executive officer upon the exercise of options or through the vesting of restricted stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sean M. O'Connor	—	—	8,174	268,271
Scott J. Branch	—	—	8,174	268,271
William J. Dunaway	9,735	90,360 (1)	3,272	107,387
Philip Smith	—	—	5,316	174,471
Xuong Nguyen	—	—	3,272	107,387
(1)    These amounts reflect the exercise of 9,735 options at an exercise price of $18.64 per share.
Pension Plans
On September 30, 2009, the Company assumed the FCStone qualified noncontributory defined benefit pension plan in connection with the acquisition of FCStone. The plan was frozen to new employees prior to the acquisition. Additionally, prior to the acquisition, the plan was amended to freeze all future benefit accruals, and accordingly no additional benefits accrue for active participants under the plan. The Company's funding policy as it relates to this plan is to fund amounts that are intended to provide for benefits attributed to service to date. Mr. Dunaway is the only named executive officer who is a participant in the plan.
The table below shows the actuarial present value of accumulated benefits payable to Mr. Dunaway, determined using interest rate and mortality rate assumptions consistent with those used in the Company's consolidated financial statements, the number of years of service credited to Mr. Dunaway under the plan, and the payments made during the 2016 fiscal year to Mr. Dunaway.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
William J. Dunaway	Qualified noncontributory defined benefit plan	8	80,759	—
Nonqualified Deferred Compensation
On September 30, 2009, the Company assumed the obligations of FCStone under a mutual commitment compensation plan for Mr. Dunaway.
The following table sets forth information with respect to Mr. Dunaway concerning contributions, earnings and distributions under the former FCStone plans in the 2016 fiscal year, as well as the fiscal year-end balances as of September 30, 2016.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

William J. Dunaway	Mutual Commitment Compensation Plan	—	—	20	8,542	8,562
Mutual Commitment Compensation Plan. Under the FCStone mutual commitment compensation plan, participants are eligible to receive deferred compensation awards. Deferred compensation is credited to the participant within 60 days after the end of each fiscal year in an amount targeted to equal a percentage of the participant's annual base salary for such fiscal year. Each contribution to the plan vests after five years. Mr. Dunaway is the only named executive officer who participated in the plan. Mr. Dunaway is no longer an active participant in the plan, as such no awards were made to Mr. Dunaway under the plan in 2016. If Mr. Dunaway leaves the Company due to his total disability, death or retirement, and he is not in violation of his employment agreement, his deferred compensation will continue to vest. If Mr. Dunaway leaves the Company for any other reason, he will be entitled only to the vested portion of his deferred compensation and will lose the right to any unvested amounts.
Employment Agreements
The Company has not entered into employment agreements with Messrs. O'Connor, Branch, Dunaway and Smith.
Employment Agreement with Xuong Nguyen
The employment agreement for Xuong Nguyen is an at-will employment agreement and may be terminated at any time by either the Company or Mr. Nguyen.
Under the agreement, Mr. Nguyen is entitled to an annual base salary. The 2016 base salary for Mr. Nguyen was $325,000.
Under the agreement, Mr. Nguyen is entitled to an annual bonus in an amount to be determined by the Compensation Committee, in accordance with the Executive Performance Plan, and to participate in all benefit plans generally available to other senior executives.
The agreement prohibits Mr. Nguyen from soliciting any customers and employees of the Company during the 12 months immediately following any termination of his employment.
The agreement provides that Mr. Nguyen is entitled to receive severance in the event of the termination of his employment. In the event of termination for cause or voluntary resignation, he is entitled to payment for any unpaid base annual salary and benefits through the termination date. In the event of termination without cause, Mr. Nguyen is entitled to payment of his base salary for nine months after the termination date.
If Mr. Nguyen had been terminated by the Company without cause as of September 30, 2016, he would have been entitled to a termination payment in the amount of $243,750. These amounts would be payable in a lump sum.

The Company reserves the right to make additional payments to terminated employees if the Company determines that such payments are in the Company's best interests. The Company also has the right to fully vest executives in their equity awards upon retirement and in certain other termination of services circumstances.
Potential Payments upon Change of Control
Messrs. O'Connor, Branch, Dunaway, Smith and Nguyen are not entitled to any benefits, including acceleration of equity awards, upon a change in control of the Company.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in the Proxy Statement.
THE COMPENSATION COMMITTEE
John M. Fowler, Chairman
Eric Parthemore
John Radziwill
The Compensation Committee report in this proxy statement shall not be deemed incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTOR COMPENSATION
The Board of Directors has retained the oversight of Director compensation and has not delegated that function to any of its committees. The Board periodically reviews its non-executive Director compensation to determine if any adjustments are necessary for the Company to attract and retain qualified Directors.
For the 2016 fiscal year, the Company's non-executive Directors received the following amounts:

•	$70,000 per year for service as a Director.

•	$28,000 per year for service as chairman of the Board.

•	$10,000 per year for service as chairperson of the Audit Committee.

•	$5,000 per year for service as chairperson of the Compensation Committee.

•	$5,000 per year for service as chairperson of the Nominating & Governance Committee.

•	$5,000 per year for service as chairperson of the Risk Committee.

•	A grant of restricted stock having a fair value of $30,000.
The compensation to be paid to the Company's non-executive Directors for the 2017 fiscal year is expected to be the same as for 2016, other than that the non-executive Directors' $30,000 restricted stock grant will purchase stock at a 25% discount to the market value.
No Director who serves as an employee of the Company receives compensation for services rendered as a Director.
The Company reimburses non-executive Directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee of the Board of Directors. In addition, all non-executive Directors are reimbursed for out-of-pocket expenses incurred in the performance of their services for the Company. The Company also extends coverage to Directors under the Company's directors' and officers' indemnity insurance policies.
During the 2016 fiscal year, each non-executive Director was given the option to participate in the Company's restricted stock program which operates in conjunction with the Restricted Stock Plan. Five of the non-executive Directors, Messrs. Fowler, Henze, Krehbiel, Parthemore and Radziwill, elected to participate fully in fiscal 2016. Participants in the Restricted Stock Plan were allowed to choose the percentage (10%, 20% or 30%) of their compensation payable to them to be exchanged for shares of restricted stock.
The following chart summarizes the 2016 compensation for the Company's non-executive Directors for the fiscal year ended September 30, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	All Other Compensation ($)	Total ($)

Paul G. Anderson	70,000	30,000		100,000
John M. Fowler	60,000	52,543		112,543
Edward J. Grzybowski	75,000	30,000		105,000
Daryl Henze	60,000	56,715		116,715
Bruce Krehbiel	49,000	58,035		107,035
Eric Parthemore	52,500	60,044		112,544
John Radziwill	68,600	69,226		137,826
(1)    The amounts in this column represent the fair value of restricted stock awards granted to each non-executive Director in fiscal 2016. Fair value is calculated using the closing price of the Company's stock on the date of grant. For additional information, refer to Note 14 to the Company's consolidated financial statements for the fiscal year ended September 30, 2016, set forth in the Company's Form 10-K for the 2016 fiscal year. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named Directors. All non-executive Directors are eligible to participate in the Company's restricted stock program which operates in conjunction with the Restricted Stock Plan. Each non-executive Director may exchange a portion of his Director's fees for shares of restricted stock valued at a discount of 25% to the fair market value on the date of grant.
(2)    As of September 30, 2016, the number of shares underlying outstanding stock options and restricted stock held by each of our non-executive Directors were as follows:

Name	Aggregate Number of Shares Underlying Outstanding Stock Options	Aggregate Number of Shares Underlying Outstanding Restricted Stock

Paul G. Anderson	73,012	2,434
John M. Fowler	—	4,582
Edward J. Grzybowski	—	2,495
Daryl Henze	2,728	4,586
Bruce Krehbiel	11,947	4,731
Eric Parthemore	8,960	4,852
John Radziwill	—	5,594

Compensation Committee Interlocks and Insider Participation
During our 2016 fiscal year, the members of the Compensation Committee were John M. Fowler (Chairman), Eric Parthemore and John Radziwill. None of the members of our Compensation Committee is currently a company officer or employee, nor have any members of our Compensation Committee ever been an officer or employee of the Company. There are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the SEC's rules and regulations.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
Shareholders are being asked to ratify and approve the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the 2017 fiscal year. The appointment of KPMG was made by the Audit Committee of our Board of Directors. KPMG has served as the Company's independent accounting firm since fiscal year 2010, and served as the independent accounting firm of FCStone Group, Inc. and its predecessor firm since 1980. In connection with the audit of our 2017 fiscal year consolidated financial statements, the Company entered into an engagement agreement with KPMG which sets forth the terms by which KPMG will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures. The ratification and approval by shareholders of the appointment of KPMG effectively would also be a ratification of that agreement.
Audit services provided by KPMG for our 2016 fiscal year included the audit of the consolidated financial statements of the Company and its subsidiaries and services related to our periodic filings with the SEC. The services provided by KPMG are more fully described in this proxy statement under the captions “Audit Committee Report” and “Independent Auditor Fees.”
Representatives of KPMG are expected to be present at the 2017 annual meeting (either in person or by teleconference), will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Shareholder ratification of the appointment of KPMG as the Company's independent registered public accountants is not required by the Company's bylaws or otherwise. However, the Board is submitting the appointment of KPMG to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT
Audit Committee Report
The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal controls. The Company's independent registered public accountants are responsible for auditing the Company's consolidated financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.
The Audit Committee operates under a written charter approved by the Board, a copy of which may be found on the Company's website, www.intlfcstone.com. The Charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor, independent advisors, and consultants.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent accountants the Company's audited consolidated financial statements. The Audit Committee has reviewed and discussed with KPMG the matters required to be discussed with Auditing Standard No. 16, "Communication with Audit Committees." This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company's consolidated financial statements, including the disclosures relating to critical accounting policies. In addition, the Audit Committee has received from the independent accountants the written disclosures and letter required by the applicable requirements of the PCAOB for independent auditor communications with audit committees concerning independence, has discussed with the independent accountants their independence from the Company and its management, and has considered whether the independent accountants' provision of non-audit services to the Company is compatible with maintaining the accountants' independence.
The Audit Committee discussed with the Company's independent accountants the overall scope and plans for their audits. The Audit Committee met with the independent accountants, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company's consolidated financial statements and the effectiveness of the Company's systems of disclosure controls, including the clarity of the disclosures, and procedures and internal control over financial reporting. Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2016 for filing with the Securities and Exchange Commission and appointed KPMG LLP to serve as the Company's independent auditors for 2017.
Respectfully submitted,

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Daryl Henze (Chairman)
Bruce Krehbiel
Ed Grzybowski
The Audit Committee report in this proxy statement shall not be deemed incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Independent Auditor Fees
KPMG, the Company's independent registered public accountants for the fiscal years ending September 30, 2016 and 2015, performed the review of each of the Company's quarterly reports for the 2016 and 2015 fiscal years and the audit of the Company's consolidated financial statements for the years ended September 30, 2016 and 2015.
The following table sets forth information regarding fees for professional services rendered by KPMG with respect to the 2016 and 2015 fiscal years.

	Fiscal Year 2016	Fiscal Year 2015
Audit Fees (1)	$2,712,200	$2,571,232
Audit Related Fees	$—	$—
Tax Fees	$—	$10,492
All Other Fees	$6,500	$7,582

Total	$2,718,700	$2,589,306
(1)    Audit Fees consist of fees billed, or expected to be billed, for professional services rendered for the audit of the Company's consolidated annual financial statements and internal control over financial reporting, the review of the interim consolidated financial statements included in quarterly reports, and services normally provided in connection with statutory and regulatory filings.
The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the Company's independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. During the 2016 fiscal year, 100% of the audit and non-audit services were pre-approved by the Audit Committee.

PROPOSAL 3 - APPROVAL OF THE 2017 RESTRICTED STOCK PLAN
The Board of Directors has approved a new restricted stock plan (the "2017 Restricted Stock Plan") under which the Company would be authorized to issue restricted stock to executive officers, Directors and employees. The Restricted Stock Plan is subject to shareholder approval. The 2017 Restricted Stock Plan is intended to replace the 2012 Restricted Stock Plan that will expire prior to the 2017 Annual Meeting.
The full text of the Restricted Stock Plan is set forth in Appendix A to this proxy statement.
The purpose of the Restricted Stock Plan is to support the Company's long-term business objectives in a manner consistent with its executive compensation philosophy. The Board believes that by allowing the Company to offer its employees restricted stock awards, the Company will promote the following key objectives:

•	aligning the interest of employees with those of the shareholders through increased employee ownership of the Company; and

•	attracting, motivating and retaining experienced and highly qualified employees who will contribute to the Company's financial success.

The Board is also seeking approval of the Restricted Stock Plan in order to be able to grant restricted stock awards under the Company's 2016 Executive Performance Plan.

All employees and Directors of the Company and its affiliates will be eligible to receive awards under the Restricted Stock Plan. There are approximately 1487 persons eligible to receive awards under the 2017 Plan.
A maximum of 1,500,000 shares will be available for restricted stock awards under the 2017 Restricted Stock Plan. The Board believes that this number represents a reasonable amount of potential equity dilution and provides a powerful incentive for employees to increase the value of the Company for all shareholders.
The Board recognizes that equity awards dilute existing stockholders. The Compensation Committee reviews the Company's equity program regularly to ensure that the Company balances the goal of compensating and motivating our employees against our stockholders' interest in limiting dilution from equity grants.
As of the date of this proxy statement, the Company had 18,616,075 outstanding shares of common stock. The maximum number of shares of common stock that could be issued under outstanding options and under existing plans, excluding the 1,500,000 new shares available under the 2017 Restricted Stock Plan, is 2,618,873 shares, which represents 14.1% of the shares currently outstanding. If shareholders approve the 2017 Restricted Stock Plan, then the maximum number of shares of common stock that could be issued under outstanding options and under all plans would be 4,118,873 shares, which would represent 22.1% of the shares currently outstanding.
The following summary describes briefly the principal features of the 2017 Restricted Stock Plan, which is attached as Appendix A to this Proxy Statement. This summary does not purport to be complete and is subject to and qualified in its entirety by the provisions of the 2017 Restricted Stock Plan.
Plan Administration
The selection of employee participants in the Restricted Stock Plan, the level of participation of each participant and the terms and conditions of all awards will be determined by the Compensation Committee. It is intended that each member of the Compensation Committee will be an "independent director" for purposes of the Company's Corporate Governance Guidelines, the Compensation Committee's charter and the NASDAQ listing requirements; a "non-employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Code. Currently, the Compensation Committee is comprised of five Directors, each of whom meet all of these independence criteria. The Compensation Committee will have the discretionary authority to interpret the Restricted Stock Plan, to prescribe, amend and rescind rules and regulations relating to the Restricted Stock Plan, and to make all other determinations necessary or advisable for the administration of the Restricted Stock Plan. The Committee may delegate authority to administer the Restricted Stock Plan as it deems appropriate, subject to the express limitations set forth in the Restricted Stock Plan. In the case of awards under the Restricted Stock Plan to non-executive Directors, the powers of the Compensation Committee will be exercised by the full Board.
Limits on Plan Awards
The Board has reserved a maximum of 1,500,000 shares for issuance pursuant to restricted stock awards under the Restricted Stock Plan.
Shares delivered under the Restricted Stock Plan will be authorized but unissued shares of common stock, treasury shares or shares purchased in the open market or otherwise. To the extent that any award payable in shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made, the shares covered thereby will no longer be charged against the maximum share limitation and may again be made subject to awards under the Restricted Stock Plan. Any shares exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price or the tax withholding upon exercise or payment of an award will not be returned to the number of shares available for issuance under the Restricted Stock Plan.
Eligibility and Participation
All of the employees of the Company and its affiliates, as well as the Company's non-executive Directors, will be eligible to participate in the Restricted Stock Plan. From time to time, the Compensation Committee (or as to non-executive Directors, the Board) will determine who will be granted awards, the number of shares subject to such grants and all other terms of awards.
Restricted Stock
A restricted stock award represents shares of common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the same rights as one of the Company's shareholders, including all voting and dividend rights, during the restriction period, unless the Committee determines otherwise at the time of the grant.
Section 162(m) Awards
Awards of restricted stock may qualify under Section 162(m) if they are granted in accordance with the Company's 2016 Executive Performance Plan and the performance conditions specified thereunder. Under Section 162(m), the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Compensation Committee discretion to decrease the amount of compensation payable).
Effect of Change in Control
The Compensation Committee may include provisions in any awards under the Restricted Stock Plan which address a "change in control". The Compensation Committee has not yet adopted any policy with respect to this matter.
Limited Transferability
All shares of restricted stock granted under the Restricted Stock Plan are nontransferable except upon death, either by the participant's will or the laws of descent and distribution or through a beneficiary designation, or in the case of nonqualified options, during the participant's lifetime to immediate family members of the participant and others as may be approved by the Compensation Committee.
Adjustments for Corporate Changes
In the event of recapitalizations, reclassifications or other specified events affecting the Company or shares of the Company's common stock, appropriate and equitable adjustments may be made to the number of shares of common stock available for grant, as well as to other maximum limitations under the Restricted Stock Plan, and the number of shares of common stock under outstanding awards.
Term, Amendment and Termination
The Restricted Stock Plan will have a term of five years expiring on the fifth (5th) anniversary of the date of its approval by the shareholders of the Company, unless terminated earlier by the Board of Directors. The Board may at any time and from time to time and in any respect amend or modify the Plan, provided that no amendment shall be made without shareholder approval, if it would (i) materially increase the number of shares available under the Plan, (ii) materially expand the types of awards available under the Plan, (iii) materially expand the class of persons eligible to participate in the Plan, (iv) materially extend the term of the Plan, (v) materially change the method of determining the exercise price of an award, or (vi) otherwise require approval by the shareholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the common stock is traded or quoted. No such amendment referred to above shall be effective unless and until it has been approved by the shareholders of the Company. Notwithstanding the foregoing, with respect to awards subject to Section 409A of the Code, any amendment, suspension or termination of the Plan or any such award shall conform to the requirements of Section 409A of the Code. Except as otherwise expressly provided in the Plan, no termination, suspension or amendment of the Plan or award shall adversely affect the right of any Participant with respect to any outstanding award, as determined by the Compensation Committee, without the written consent of the participant or the permitted transferee of the award.
Plan Benefits
Future benefits under the Restricted Stock Plan are not currently determinable.
U.S. Tax Treatment of Awards
Under current United States federal income tax regulations, restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant. At that time, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.
Tax Treatment of Awards to Directors and to Employees outside the United States
The grant and exercise of awards under the Restricted Stock Plan to Directors and to employees outside the United States may be taxed on a different basis.
On January 3, 2017, the closing price of the Company's common stock traded on the NASDAQ was $40.41 per share.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 2017 RESTRICTED STOCK PLAN.

PROPOSAL 4 - ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the shareholders of the Company are entitled to vote at the annual meeting on the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement. Pursuant to the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.
Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions.
As described more fully in the Compensation Discussion and Analysis section contained in this Proxy Statement, the Company's executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive the Company’s strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. The program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base salary, bonuses under established bonus plans with objective criteria, a long-term performance incentive plan, discretionary bonuses based on subjective criteria, grants of restricted stock and stock options, health insurance and similar benefits. The bonus payments under the established bonus plan are based upon one or more of the following business criteria: change in share price, adjusted return on equity, control of fixed costs, control of variable costs, and adjusted EBITDA growth. Further indicative of the alignment between executive compensation and shareholder value is the fact that bonuses may be paid in a combination of cash and restricted stock on a basis to be established by the Compensation Committee.
The executive management team of the Company has been focused on creating and building a customer-centric, growth oriented global company during a volatile and challenging period in the financial services industry. The management team has made progress in positioning the Company for growth while also making the Company's operations more efficient. To that end, fiscal year 2016 accomplishments include, among other things, the following:

•	The strong financial performance by the Company as reflected by an annual return on equity of 13.2%.

•	The record earnings per share during the fiscal year.

•	The continued expansion of service capabilities through key acquisitions.

•	The 12% increase in book value per share during the fiscal year.

•	The successful management of expenses while operating in the highly regulated financial services industry.

•	The continued expansion in customer-base and product offerings of the Company.

The Compensation Committee also considers the total compensation of the Company's five principal executives to be generally consistent with the base salaries paid by the Company's principal competitors to their senior executive officers.
The advisory vote regarding the compensation of the named executive officers shall be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions will not be counted as either votes cast for or against the proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL 5 - ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER VOTE
ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Act, the shareholders of the Company are entitled to vote at the annual meeting regarding whether the advisory vote on executive compensation should occur every one, two or three years. Shareholders shall also have the option to abstain from voting on the matter. Pursuant to the Dodd-Frank Act, the shareholder vote on the frequency of the advisory vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.
Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the shareholders and will consider the outcome of the vote when determining the frequency of the shareholder vote on executive compensation.
The Board of Directors has determined that an advisory shareholder vote on executive compensation every three years is the best approach for the Company and its shareholders for following reasons:

•	The Company's long-term incentive program is based on long-term strategies and long-term performance criteria.

•	A three-year cycle will provide investors with sufficient time to evaluate the effectiveness of the Company’s incentive programs, compensation strategies and the total Company performance; and

•
A three-year cycle provides the Board of Directors and the Compensation Committee with sufficient time to thoughtfully evaluate and respond to shareholder input and effectively implement any desired changes to the Company's executive compensation program.

In accordance with the Dodd-Frank Act, the advisory vote regarding the frequency of the shareholder vote described in this Proposal No. 5 shall be determined by a plurality of the votes cast. Abstentions will not be counted as either votes cast for or against the proposal.
If no voting specification of abstention is made on a properly returned or voted proxy card, Sean M. O’Connor or John Radziwill (proxies named on the proxy card) will vote FOR THREE YEARS for the frequency of the advisory vote on executive compensation described in this Proposal No. 5.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR THREE YEARS" ON PROPOSAL NO. 5 REGARDING THE FREQUENCY OF THE SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION. NOTE: SHAREHOLDERS ARE NOT VOTING TO APPROVE OR DISAPPROVE THE BOARD OF DIRECTORS’ RECOMMENDATION REGARDING THIS PROPOSAL NO. 5.

PROPOSAL 6 - OTHER MATTERS
The Board of Directors does not know of any other matters that will be presented for consideration at the 2017 annual meeting. If any other matters are properly brought before the 2017 annual meeting, the persons appointed as proxies will vote on such matters in accordance with their best judgment.

MANAGEMENT
The following table lists certain information about the executive officers of the Company:

Name	Age	Director Since	Executive Officer Since	Position with the Company
Sean M. O'Connor	54	2002	2002	Director, Chief Executive Officer and President
William J. Dunaway	45	—	2009	Chief Financial Officer
Brian T. Sephton	59	—	2004	Chief Legal and Governance Officer
Aaron Schroeder	41	—	2012	Chief Accounting Officer
Xuong Nguyen	48	—	2014	Chief Operating Officer
Tricia Harrod	56	—	2015	Chief Risk Officer
Philip Smith	44	—	2013	Chief Executive Officer - INTL FCStone Ltd
Charles Lyon	41	—	2013	Executive Vice President - INTL FCStone Financial Inc.
Mark Maurer	39	—	2015	Chief Executive Officer - INTL FCStone Markets, LLC

The background of the Company's executive officer who also serves as a Director is set forth in Proposal 1 - Election of Directors. The backgrounds of Ms. Harrod and Messrs. Dunaway, Sephton, Schroeder, Smith, Lyon, Nguyen and Maurer are set forth below.
William J. Dunaway was appointed Chief Financial Officer of the Company on October 5, 2009 following the merger with FCStone. From January 2008 until the merger, Mr. Dunaway was the Chief Financial Officer of FCStone. Mr. Dunaway has over 22 years of industry experience with FCStone and its predecessor companies, including service as the Executive Vice President and Treasurer.
Brian T. Sephton was appointed Chief Legal and Governance Officer of the Company on October 5, 2009 following the merger with FCStone. Mr. Sephton joined the Company in December 2004 as its Executive Vice President and was appointed Chief Financial Officer effective January 1, 2005. From 1999 until 2004, Mr. Sephton served as Senior Vice President of Standard New York Securities in Miami, Florida, with responsibilities for managing the activities of an office specializing in Latin American investment banking and investment advisory businesses. Mr. Sephton qualified as both a chartered accountant and an attorney in South Africa.
Aaron Schroeder was appointed as Chief Accounting Officer in December 2014. Mr. Schroeder has been with the Company and FCStone for nearly 14 years. Mr. Schroeder has been Group Controller since November 2012, and prior to his appointment was Chief Accounting Officer, Director of Accounting, Group Controller and Assistant Treasurer of FCStone and its subsidiaries. Before coming to work for FCStone, Mr. Schroeder worked as a Senior Associate at the accounting firm, KPMG LLP.
Xuong Nguyen was appointed as Chief Operating Officer of the Company in October 2015. Prior to that he served as Executive Vice President of the FCM Division of INTL FCStone Financial Inc., a subsidiary of the Company, as well as Chief Operating Officer of additional subsidiaries of the Company. Mr. Nguyen was appointed Chief Executive Officer of FCStone, LLC, the Company's futures commission merchant which was subsequently merged into INTL FCStone Financial Inc., in February 2014 and was Chief Operating Officer of FCStone, LLC for four years prior to his appointment as CEO. Mr. Nguyen previously served as Chief Operating Officer of MFGlobal in the U.S. and served in senior management positions in operations, accounting, project management and audit at Bank of America,  JP Morgan (formerly Banc One and First Chicago), ABN Amro, and the Chicago Mercantile Exchange. Mr. Nguyen has over twenty years of experience in the derivatives, futures and options marketplace.
Tricia Harrod joined the Company in 2009, previously served as the Company's Global Head of Risk and was appointed as Chief Risk Officer in October 2015. Prior to joining the Company, Ms. Harrod spent more than 25 years in Risk Management for the energy industry, including eleven years as Head of Risk Management for GXP Energy (Aquila, Inc.) including responsibilities of Enterprise Risk Management, Middle Office, Insurance, Credit and Market Risk.
Philip A. Smith was appointed Chief Executive Officer of the Company’s Europe, Middle East and Africa operations in July 2008.  Mr. Smith joined the Company in 2004 following its acquisition of Global Currencies Ltd, a U.K. foreign exchange payments company which Mr. Smith joined in 1996 and was made a Director of in 1999. Following its acquisition in 2004 Mr. Smith became CEO of INTL Global Currencies Ltd until its consolidation into INTL FCStone Ltd in 2014. Mr. Smith is the Chief Executive Officer of INTL FCStone Ltd.
Charles Lyon serves as Executive Vice President - Head of Securities of INTL FCStone Financial Inc., formerly known as INTL FCStone Securities Inc. This entity merged with the Company's three other domestic regulated entities in July 2015, and Mr. Lyon now oversees the broker-dealer operations of the merged entity. Mr. Lyon was appointed as Chief Executive Officer of INTL FCStone Securities Inc. in December 2012 when it was operating as the Company’s U.S. broker-dealer subsidiary. Mr. Lyon was Head of Securities Trading and Sales as well as Head of Equity Capital Markets of INTL FCStone Securities Inc. between 2004-2012, and served various roles for predecessor companies from 1999-2004.
Mark Maurer was appointed Chief Executive Officer of INTL FCStone Markets, LLC, the Company’s swap-dealer subsidiary, in October 2014. Mr. Maurer joined the Company in 2010 following the acquisition of The Hanley Group, where he was the Head of Risk. Mr. Maurer's background is founded in risk management with a strong understanding of option portfolios, and he has been in the derivatives, futures and options industry for over fourteen years.

Code of Ethics
The Company has adopted a Code of Ethics which applies to the Company's officers, Directors and employees. A copy of the Company's Code of Ethics is available on the Company's website www.intlfcstone.com.
The Code of Ethics governs the behavior of all the Company's employees, officers and Directors, including the named executive officers. The Code of Ethics provides that no employee shall engage in any transaction involving the Company if the employee or a member of his or her immediate family has a substantial interest in the transaction or can benefit directly or indirectly from the transaction (other than through the employee's normal compensation), unless the transaction or potential benefit and the interest have been disclosed to and approved by the Company.
If one of the Company's executive officers has the opportunity to invest or otherwise participate in such a transaction, the policy requires the executive to contact the President and the Chairman of the Audit Committee. Any such transaction must be approved by the Audit Committee.
The Code of Ethics has been adopted by the Board of Directors and any exceptions to the policies set forth in the Code of Ethics must be requested in writing addressed to the Audit Committee of the Board of Directors. If an executive officer requests an exception, the request must be delivered to the Chairman of the Audit Committee and no exceptions shall be effective unless approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of the most recent report date in the case of Institutions and Funds, or as of December 31, 2016, by:
•each person known by the Company to own more than 5% of the Company's common stock,
•each Director and nominee for Director of the Company,
•each of the Company's executive officers named in the “Summary Compensation Table”,
•additional executive officers identified within this Proxy Statement, and
•all of the Company's executive officers and Directors of the Company as a group.

Name	Number of Shares Beneficially Owned (1) (2)	Percent of Class
Institutions and Funds
BlackRock Institutional Trust Company, N.A. (3)	1,593,992	8.56%
The Vanguard Group, Inc. (4)	1,392,823	7.48%
Private Capital Management, LLC (5)	1,114,866	5.99%
Officers and Directors
Sean M. O'Connor (6) (7) (8)	1,158,873	6.21%
Scott J. Branch (9) (10) (11)	1,061,252	5.70%
John Radziwill (12) (13) (14)	877,627	4.71%
Philip A. Smith (15)		*
Brian T. Sephton (16)		*
Bruce Krehbiel (17)		*
Paul G. Anderson (18)		*
William J. Dunaway (19)		*
John M. Fowler (20)		*
Eric Parthemore (21)		*
Xuong Nguyen (22)		*
Charles M. Lyon (23)		*
Daryl Henze (24)		*
Aaron M. Schroeder (25)		*
Tricia Harrod (26)		*
Mark Maurer (27)		*
Edward J. Grzybowski (28)		*
All Directors and executive officers as a group (17 persons) (29)	3,892,490	20.66%

*Less than 1.0%
(1)    Except as otherwise noted, all shares were owned directly with sole voting and investment power.
(2)    Includes shares of common stock that can be acquired under vested stock options within 60 days from December 31, 2016 and unvested restricted shares granted through December 31, 2016.
(3)    The address of BlackRock Institutional Trust Company, N.A. is 400 Howard St., San Francisco, CA 94105.
(4)    The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(5)    The address of Private Capital Management, LLC is 8889 Pelican Bay Blvd, Suite 500, Naples, FL 34108.
(6)    The address of Sean M. O'Connor is 708 Third Avenue, 15th Floor, New York, New York 10017.
(7)    Includes 780,434 shares held by Darseaker Limited Trust.  Family members of Mr. O'Connor may become beneficiaries of the Trust.
(8)    Includes 40,000 shares that Mr. O'Connor may acquire under vested stock options and 30,319 unvested restricted shares. 168,670 of these shares were held in margin accounts as of December 31, 2016.
(9)    Scott J. Branch's address is 708 Third Avenue, 15th Floor, New York, New York 10017.
(10)    Includes 365,147 shares owned by Mr. Branch's spouse, Barbara Branch.
(11)    Includes 24,917 unvested restricted shares. 599,387 of these shares were held in margin accounts as of December 31, 2016.
(12)    Includes 5,421 unvested restricted shares.
(13)    Includes 569,853 shares owned by Goldcrown Asset Management Limited. Mr. Radziwill is a Director and a beneficial owner of more than 10% of Goldcrown Asset Management Limited.
(14)    Includes 284,085 shares owned by Humble Trading Limited. Mr. Radziwill is affiliated with Humble Trading Limited but disclaims beneficial ownership of these shares. 110,172 of these shares were held in a margin account as of December 31, 2015.
(15)    Includes 16,000 shares that Mr. Smith may acquire under vested stock options and 16,962 unvested restricted shares. 100,812 of these shares were held in a margin account as of December 31, 2016.
(16)    Includes 16,000 shares that Mr. Sephton may acquire under vested stock options and 12,281 unvested restricted shares. 107,374 of these shares were held in a margin account as of December 31, 2016.
(17)    Includes 11,947 shares that Mr. Krehbiel may acquire under vested stock options, 4,607 unvested restricted shares and 75,000 shares held by Kanza Cooperative Association, of which Mr. Krehbiel is manager.
(18)    Includes 73,012 shares that Mr. Anderson may acquire under vested stock options and 2,434 unvested restricted shares.
(19)    Includes 29,275 shares that Mr. Dunaway may acquire under vested stock options and 12,956 unvested restricted shares.
(20)    Includes 4,381 unvested restricted shares and 1,600 shares owned by Mr. Fowler's spouse.
(21)    Includes 8,960 shares that Mr. Parthemore may acquire under vested stock options, 4,720 unvested restricted shares and 21,243 shares held by Heritage Cooperative, Inc., of which Mr. Parthemore is president and chief executive officer.
(22)    Includes 16,000 shares that Mr. Nguyen may acquire under vested stock options and 15,222 unvested restricted shares.
(23)    Includes 14,999 unvested restricted shares. 15,032 of these shares were held in a margin account as of December 31, 2016.
(24)    Includes 2,728 shares that Mr. Henze may acquire under vested stock options and 4,469 unvested restricted shares.
(25)    Includes 4,985 shares that Mr. Schroeder may acquire under vested stock options and 3,393 unvested restricted shares.
(26)    Includes 2,667 shares that Ms. Harrod may acquire under vested stock options and 3,518 unvested restricted shares.

(27)    Includes 3,000 shares that Mr. Maurer may acquire under vested stock options and 3,596 unvested restricted shares.
(28)    Includes 2,186 unvested restricted shares.
(29)    Includes 224,574 shares issuable upon the exercise of currently vested stock options and 166,280 unvested restricted stock shares.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act requires the Company's executive officers and Directors, and persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership of the common stock with the Securities and Exchange Commission.
Based solely on the review of such reports, the Company is aware of one report by Mr. Anderson and two reports by Mr. Branch with respect to transactions under Section 16(a) which were not filed on a timely basis for transactions occurring during the 2016 fiscal year or a prior year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Two of the Company's Directors, Bruce Krehbiel and Eric Parthemore, are executive officers of cooperatives that utilize the services of the Company. Each of these Directors previously served as Directors of FCStone. The following table sets forth the amounts paid by these stockholder cooperatives for our services during the 2016 fiscal year.

Board Member	Board Member's Cooperative	Amounts Paid by Cooperative to the Company for Services

Bruce Krehbiel	Kanza Cooperative Association	$170,648

Eric Parthemore	Heritage Cooperative Inc.	$182,414
The Company's policy is that all transactions between the Company and its officers, Directors and/or five percent stockholders must be on terms that are no more favorable to those related parties than the terms provided to our other customers.

GENERAL INFORMATION
Shareholder Proposals
Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2018 annual meeting of shareholders and that shareholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company at its corporate offices no later than September 15, 2017, which is 120 calendar days prior to the first anniversary of this year's mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.
If a shareholder wishes to present a proposal at the Company's 2018 annual meeting or to nominate one or more Directors and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the shareholder must give advance written notice to the Company by December 1, 2017, as required by SEC Rule 14a-4(c)(1).
Any shareholder filing a written notice of nomination for Director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.
Solicitation
The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by Directors, officers or other regular employees of the Company. No additional compensation will be paid to Directors, officers or other regular employees for such services.
Availability of Form 10-K
The Company will provide the Company's Annual Report on Form 10-K for the 2016 fiscal year to shareholders, without charge, upon written request. Such requests should be submitted to INTL FCStone Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri 64116. Exhibits to Form 10-K will also be provided upon specific request.

John Radziwill
Chairman
January 13, 2017

Appendix A

INTL FCStone Inc.

2017 Restricted Stock Plan

1.Purpose. The purpose of INTL FCStone Inc. 2017 Restricted Stock Plan is to further align the interests of officers, directors and employees with those of the shareholders by providing incentive compensation opportunities tied to the performance of the Common Stock and by promoting increased ownership of the Common Stock by such individuals. The Plan is also intended to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company's business is largely dependent.
2.    Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

"Affiliate" means (i) any entity that would be treated as an "affiliate" of the Company for purposes of Rule 12b-2 under the Exchange Act and (ii) any joint venture or other entity in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate voting power of the equity interests of such entity or one-third (1/3) of the aggregate fair market value of the equity interests of such entity, as determined by the Committee.
"Award Agreement" means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of a Restricted Stock Award granted to a Participant.
"Board" means the Board of Directors of the Company.
"Code" means the Internal Revenue Code of 1986, as amended.
"Common Stock" means the Company's common stock, par value $0.01 per share.
"Committee" means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.
"Company" means INTL FCStone Inc., a Delaware corporation.
"Date of Grant" means the date on which a Restricted Stock Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of an Award.
"Disability" means a Participant being considered "disabled" within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.
"Eligible Person" means any person who is an officer or other employee of the Company or any Affiliate or any person to whom an offer of employment with the Company or any Affiliate is extended, as determined by the Committee, or any person who is a Non-Employee Director.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Fair Market Value" of a share of Common Stock as of a given date shall be determined as follows:
(i) if the Common Stock is listed on any established stock market or traded on the Nasdaq National Market or Nasdaq Capital Market, the closing sales price for the Common Stock (or the closing bid if no sales are reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the common stock) on the last market trading day prior to the date of determination, as reported in the Wall Street Journal or such other sources as the Board deems as reliable; or
(ii) in the absence of such markets for the Common Stock, the fair market value of the Common Stock as determined in good faith by the Board.
"Non-Employee Director" means any member of the Board who is not an employee of the Company.
"Participant" means any Eligible Person who holds an outstanding Award under the Plan.
"Plan" means the INTL FCStone Inc. 2017 Restricted Stock Plan as set forth herein, as amended from time to time.
"Restricted Stock Award" means a grant of shares of Common Stock to an Eligible Person under Section 5 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.

"Service" means a Participant's employment with the Company or any Affiliate or a Participant's service as a Non-Employee Director with the Company, as applicable.
3. Administration.
3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. It is intended that each Committee member shall satisfy the requirements for (i) an "independent director" for purposes of the Company's Corporate Governance Guidelines and the Compensation Committee Charter, (ii) an "independent director" under rules adopted by NASDAQ, (iii) a "nonemployee director" for purposes of such Rule 16b-3 under the Exchange Act and (iv) an "outside director" under Section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.
3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Restricted Stock Awards may be granted, the number of shares, subject to each Award, the exercise, base or purchase price of a Restricted Stock Award (if any), the time or times at which a Restricted Stock Award will become vested, exercisable or payable, the performance goals and other conditions of a Restricted Stock Award, the duration of the Restricted Stock Award, and all other terms of the Restricted Stock Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of a Restricted Stock Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Restricted Stock Award without the Participant's consent. The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.
3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Restricted Stock Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Restricted Stock Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee's authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee's delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.
3.4 Grants to Non-Employee Directors. Any Restricted Stock Awards or formula for granting Restricted Stock Awards under the Plan made to Non-Employee Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.
4. Shares Subject to the Plan.

4.1 Maximum Share Limitations. Subject to adjustment pursuant to Section 4.2 hereof, the maximum aggregate number of shares of Common Stock that may be issued and sold under all Restricted Stock Awards granted under the Plan shall be 1,500,000 shares. Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. To the extent that any Restricted Stock Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Restricted Stock Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Restricted Stock Awards under the Plan pursuant to such limitations.

4.2 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 hereof, (ii) the number and kind of shares of Common Stock subject to then outstanding Restricted Stock Awards, and (iii) any other terms of a Restricted Stock Award that are affected by the event. With respect to Awards subject to Section 409A of the Code, any adjustments under this Section 4.2 shall conform to the requirements of Section 409A of the Code. Furthermore, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments shall be made only to the extent that the Committee determines that such adjustments may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. Notwithstanding the foregoing, the Committee may, in its discretion, decline to adjust any Award made to a Participant, if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the Participant or to the Company.
5. Restricted Stock Awards.
5.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.
5.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. Such vesting requirements may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.
5.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.
5.4 Rights as Shareholder. Subject to the foregoing provisions of this Section 5 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting or other payment of the Restricted Stock Award.
5.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant's making or refraining from making an election with respect to the Award under Section 83(b) of the Code.
6. Forfeiture Events.
6.1 General. The Committee may specify in an Award Agreement at the time of the grant of any Restricted Stock Award that the Participant's rights with respect to a Restricted Stock Award shall be subject to cancellation or forfeiture upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of a Restricted Stock Award. Such events shall include, but shall not be limited to, termination of Service for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.
6.2 Termination for Cause. Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant's employment with the Company or any Affiliate shall be terminated for cause, the Company may, in its sole discretion, immediately terminate such Participant's right to any further payments, vesting or exercisability with respect to any Restricted Stock Award in its entirety. In the event a Participant is party to an employment (or similar) agreement with the Company or any

Affiliate that defines the term "cause," such definition shall apply for purposes of the Plan. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant's employment for cause, the Company may suspend the Participant's rights to vest in any right with respect to any Restricted Stock Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for "cause" as provided in this Section 6.
7. General Provisions.
7.1 Award Agreement. To the extent deemed necessary by the Committee, each Restricted Stock Award granted under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock subject to the Restricted Stock Award, the purchase price of the Award (if any), the time or times at which the Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on the Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of a Restricted Stock Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such Award or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.
7.2 No Assignment or Transfer; Beneficiaries. Restricted Stock Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights specified under a Restricted Stock Award following the Participant's death.
7.3 Deferrals. The Committee may in its discretion permit a Participant to defer the receipt of delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the satisfaction of vesting or other conditions with respect to a Restricted Stock Award. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made and the time period of the deferral.
7.4 Rights as Shareholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by a Restricted Stock Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.
7.5 Employment or Service. Nothing in the Plan, in the grant of any Restricted Stock Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the Service of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the Participant's employment or other service relationship for any reason at any time.
7.6 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to a Restricted Stock Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of a Restricted Stock Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.
7.7 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from a Restricted Stock Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of a Restricted Stock Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied.

7.8 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to a Restricted Stock Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan.
7.9 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Affiliate. The amount of any compensation deemed to be received by a Participant pursuant to a Restricted Stock Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.
7.10 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant's executor, administrator and permitted transferees and beneficiaries.
7.11 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
7.12 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Restricted Stock Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Restricted Stock Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.
7.13 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Restricted Stock Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Restricted Stock Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Restricted Stock Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.
7.14 Coordination with 2016 Executive Performance Plan. For purposes of Restricted Stock Awards granted under the Plan that are intended to qualify as "performance-based" compensation under Section 162(m) of the Code, such Restricted Stock Awards shall be granted in accordance with the provisions of the Company's 2016 Executive Performance Plan (or any successor plan) to the extent necessary to satisfy the requirements of Section 162(m) of the Code.
7.15 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.
8. Effective Date; Amendment and Termination.
8.1 Effective Date. The Plan shall become effective following its adoption by the Board and its approval by the Company's shareholders on the date of the 2017 Annual Meeting of Shareholders.
8.2 Amendment.

(a)The Plan and any Award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without stockholder approval, if it would (i) materially increase the number of shares available under the Plan, (ii) materially expand the types of awards available under the Plan, (iii) materially expand the class of persons eligible to participate in the Plan, (iv) materially extend the term of the Plan, (v) materially change the method of determining the exercise price of an Award, or (vi) otherwise require approval by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Stock is traded or quoted. No such amendment referred to above shall be effective unless and until it has been approved by the stockholders of the Company. Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, any amendment, suspension or termination of the Plan or any such Award shall conform to the requirements of Section 409A of the Code. Except as otherwise expressly provided in the Plan, no termination, suspension or amendment of the Plan or any Award shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant's written consent.

(b)    The Committee may amend or modify the terms and conditions of an Award to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Section 409A of the Code; provided, however, that (i) no such amendment or modification shall be made without the Participant's written consent if such amendment or modification would violate the terms and conditions of a Participant's offer letter or employment agreement, and (ii) unless the Committee determines otherwise, any such amendment or modification of an Award made pursuant to this Section 8.2(b) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of Section 409A of the Code. The amendment or modification of any Award pursuant to this Section 8.2(b) shall be at the Committee's sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee's failure to make any such amendments or modifications for purposes of complying with Section 409A of the Code or for any other purpose. To the extent the Committee amends or modifies an Award pursuant to this Section 8.2(b), the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the applicable Award and Award Agreement.

8.3 Termination. The Plan shall terminate on the fifth (5th) anniversary of the date of its approval by the shareholders of the Company. The Board may, in its discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Restricted Stock Award theretofore granted without the consent of the Participant or the permitted transferee of the Restricted Stock Award.

INTL FCStone®

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet

- Go to **www.envisionreports.com/INTL**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the INTL FCSTONE INC. Shareholder Meeting to be Held on February 23, 2017

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, Annual Report and other proxy materials are available at:

www.envisionreports.com/INTL

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/INTL** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a paper copy as instructed on the reverse side on or before February 13, 2017 to facilitate timely delivery.

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02HT6B

Shareholder Meeting Notice

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR a frequency of every THREE YEARS on Proposal 5.

The Proposals are:

Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting.

The following materials are available for you to review online:

- the Company's 2017 Proxy Statement (including all attachments thereto);
- the Company's Annual Report for the year ended September 30, 2016 (which is not deemed to be part of the official proxy soliciting materials); and
- any amendments to the foregoing materials that are required to be furnished to shareholders.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a paper copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/INTL**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials INTL FCSTONE INC." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by February 13, 2017.

02HT6B

INTL FCStone®

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on February 22, 2017.

Vote by Internet

- Go to **http://www.envisionreports.com/INTL**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2 – 4, and FOR a frequency of every THREE YEARS on Proposal 5.

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1. Election of Directors: 01 - Paul G. Anderson, 02 - Scott J. Branch, 03 - John Fowler, 04 - Edward J. Grzybowski, 05 - Daryl K. Henze, 06 - Bruce W. Krehbiel, 07 - Sean M. O'Connor, 08 - Eric Parthemore, 09 - John Radziwill

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

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	1 Year	2 Years	3 Years	Abstain
5. Executive Compensation Frequency Shareholder Vote.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X +

02HT4C

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 23, 2017

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

INTL FCStone®

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Proxy — INTL FCSTONE INC.

Notice of 2017 Annual Meeting of Shareholders

The Grand Bohemian Hotel at 325 S. Orange Avenue
Orlando, Florida 32801
Proxy Solicited by Board of Directors for Annual Meeting on February 23, 2017

John Radziwill or Sean M. O'Connor, (the "Proxies"), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of INTL FCStone Inc. to be held on February 23, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR a frequency of every THREE YEARS on Proposal 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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